UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2010 Annual Meeting of Shareholders on May 20, 2010 at 9:00 a.m. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed proxy statement and notice contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining meeting tickets. At the meeting, we will also report on the Company’s performance and operations and respond to your questions.

Shareholders will be seated on a first-come, first-served basis. We recommend that you arrive 20 to 30 minutes before the start of the meeting. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake

Chairman and Chief Executive Officer

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on May 20, 2010

PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the nine persons named in the accompanying Proxy Statement for terms expiring at the 2011 annual meeting;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011;

(3) To approve the material terms of performance goals for qualified performance-based awards under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan;

(4) To act on seven shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on March 22, 2010.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2009 Annual Report are available at http://reports.homedepot.com.

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about April 7, 2010.

By Order of the Board of Directors,

Jack A. VanWoerkom, Secretary

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) of proxies to be voted at our 2010 Annual Meeting of Shareholders (the “Meeting”) to be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 20, 2010, at 9:00 a.m., Eastern Time, and at any reconvened or rescheduled meeting following any adjournment or postponement.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

TABLE OF CONTENTS

About the 2010 Annual Meeting of Shareholders	1

Board of Directors Information	4

Election of Directors and Director Biographies	8

Proposal to Ratify the Appointment of KPMG LLP	14

Proposal to Approve the Material Terms of Performance Goals for Qualified Performance-Based Awards under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan	15

Shareholder Proposal Regarding Cumulative Voting	18

Company Response	19

Shareholder Proposal Regarding Executive Officer Compensation	20

Company Response	21

Shareholder Proposal Regarding Special Shareholder Meetings	22

Company Response	23

Shareholder Proposal Regarding Shareholder Action by Written Consent	24

Company Response	25

Shareholder Proposal Regarding Independent Chairman of the Board	26

Company Response	27

Shareholder Proposal Regarding Employment Diversity Report	28

Company Response	29

ABOUT THE 2010 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following:

•	To elect as directors the nine persons named in “Election of Directors and Director Biographies” below;
•	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 30, 2011 (“Fiscal 2010”);
•	To approve the material terms of performance goals for qualified performance-based awards under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the “2005 Omnibus Plan”);
•	To act on shareholder proposals described in this Proxy Statement; and
•	To transact any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock as of the close of business on March 22, 2010. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 22, 2010, we had 1,693,341,736 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card;
•	By telephone, by dialing 1-800-690-6903; or
•	By completing, signing and returning a proxy card by mail.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;
•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 19, 2010;
•	Voting at the Meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or
•	Notifying the Company’s Secretary in writing before the Meeting.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the nine named director nominees;
•	“For” the ratification of KPMG LLP;
•	“For” the approval of the material terms of performance goals for qualified performance-based awards under the 2005 Omnibus Plan;
•	“Against” each shareholder proposal; and
•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide My Proxy or Instruction Form?” below.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone or by mail as if you were a registered

ABOUT THE 2010 ANNUAL MEETING OF SHAREHOLDERS

shareholder, all as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you do not vote and you hold shares through the self-directed brokerage window of your plan, or you participate in one of the Company’s Canada-based retirement plans, your shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by completing, signing and returning a proxy card, you must attend the Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker even if you do not provide voting instructions. Banks and brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters in their discretion. The ratification of KPMG LLP as the Company’s Fiscal 2010 independent registered public accounting firm and the approval of the material terms of performance goals for qualified performance-based awards under the 2005 Omnibus Plan are considered routine matters. The election of directors and the shareholder proposals are not considered routine, and banks and brokers cannot vote shares on those proposals without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

Please note that as a result of a recent change in the NYSE rules, banks and brokers are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Therefore, it is critical that you indicate your vote if you want it to be counted in the election of directors.

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring an admission ticket (or legal proxy) and valid picture identification. If your shares are registered in your name and you received a Notice, the Notice is your admission ticket. You may also indicate whether you plan to attend the meeting by either checking the appropriate box on your proxy card or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have valid picture identification and either an admission ticket or legal proxy, you will not be admitted to the Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 22, 2010 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

Each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. If any of the director nominees does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board as a “holdover director” until a successor is elected. However, our Bylaws provide that any director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation or to

ABOUT THE 2010 ANNUAL MEETING OF SHAREHOLDERS

take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision.

The ratification of KPMG LLP as the Company’s Fiscal 2010 independent registered public accounting firm, the approval of the material terms of performance goals for qualified performance-based awards under the 2005 Omnibus Plan and each of the shareholder proposals also require a majority of votes cast to be ratified or approved.

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal, including the election of directors, therefore will not have any effect on the outcome of the vote on that matter. Similarly, broker non-votes will not be counted as votes cast with respect to the election of directors or any shareholder proposal presented at the Meeting and therefore will not have any effect on the outcome of the vote on that proposal.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of this Proxy Statement, the 2009 Annual Report and/or the Notice is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of this Proxy Statement, the 2009 Annual Report and/or the Notice, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061; or
•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee to make such request.

Registered shareholders sharing an address who elect to receive a single copy of this Proxy Statement, the 2009 Annual Report and the Notice will continue to receive separate proxy cards.

You may also elect to receive this Proxy Statement, the 2009 Annual Report and the Notice via e-mail by contacting Broadridge, if you are a registered shareholder, or your bank or broker, if you are a beneficial owner, or by visiting our website at http://reports.homedepot.com.

Additional copies of the 2009 Annual Report and this Proxy Statement will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at http://ir.homedepot.com.

WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of voting at the Meeting in our Current Report on Form 8-K to be filed within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

BOARD OF DIRECTORS INFORMATION

Our Board currently has nine members: F. Duane Ackerman, David H. Batchelder, Francis S. Blake, Ari Bousbib, Gregory D. Brenneman, Albert P. Carey, Armando Codina, Bonnie G. Hill and Karen L. Katen. Each director who served during the fiscal year ended January 31, 2010 (“Fiscal 2009”) was, and continues to be, independent other than Mr. Blake, because of his position as the Chairman and Chief Executive Officer (“CEO”) of the Company.

BOARD LEADERSHIP

We believe that having a combined Chairman/CEO, independent members and chairs for each of our Board committees and an independent Lead Director currently provides the best board leadership structure for The Home Depot. This structure, together with our other good corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Blake proposes strategic priorities to the Board (with input from the Lead Director), communicates its guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives. Our Lead Director is an independent director who is elected annually by the independent members of the Board. Bonnie G. Hill, a director since 1999, currently serves as our Lead Director.

Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at all executive sessions of the Board (without management present) at every regularly scheduled Board meeting;
•	Works with management to determine the information and materials provided to Board members;
•	Approves Board meeting agendas, schedules and other information provided to the Board;
•	Consults with the Chairman on such other matters as are pertinent to the Board and the Company;
•	Has the authority to call meetings of the independent directors;
•	Is available for direct communication and consultation with major shareholders upon request; and
•	Serves as liaison between the Chairman and the independent directors.

RISK OVERSIGHT

In accordance with NYSE requirements and our Audit Committee charter, the Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In addition to reviewing the independence of our auditor, the Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council (“ERC”) and detailed presentations, at least annually, from the chair of the ERC regarding the Company’s risk assessment and management process. The Audit Committee then reports to the Board at each quarterly Board meeting.

Our ERC is composed of leaders from the functional areas of the Company and meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly and attends each Audit Committee meeting. The Audit Committee also receives quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of the jurisdictions in which we conduct business. The FCPA Oversight Committee, which is chaired by our Executive Vice President and General Counsel, is comprised of representatives from each non-U.S. division, the business functions responsible for administration of our policies, and the business functions that manage transactions outside of the U.S.

Our other committees also consider significant risks within their areas of responsibility. Our Leadership Development and Compensation Committee reviews risks that may be implicated by our executive compensation programs and monitors the independence of its compensation consultant. Our Nominating and Corporate Governance Committee oversees risks related to our governance policies and practices, including review and approval of any related party transactions and relationships involving our directors and executive officers. Our Infrastructure Committee reviews risks related to our corporate infrastructure. Each of the committees reports to the Board at each quarterly Board meeting.

In addition, the Board and Audit Committee receive presentations throughout the year from management

BOARD OF DIRECTORS INFORMATION

regarding specific potential risks and trends as necessary. At each Board meeting, the Chairman and CEO addresses in a director-only session matters of particular importance or concern, including any significant areas of risk requiring Board attention. Annually, through dedicated sessions focusing entirely on corporate strategy, our full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing the Company and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines (attached as Appendix A to this Proxy Statement and available at http://ir.homedepot.com and in print upon request) meet or exceed the independence standards adopted by the NYSE. Pursuant to such guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2010. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions would prohibit a director from being independent under applicable law, the NYSE listing standards and the Company’s Director Independence Standards.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent except Francis S. Blake, because of his position as our Chairman and CEO.

The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated, but which are not material to the Company, the directors or the companies with which the directors are associated. All such transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Nominating and Corporate Governance Committee and the Board took into account the fact that during Fiscal 2009 Mr. Bousbib served as an executive officer and Messrs. Ackerman, Batchelder and Brenneman served as directors of entities with which the Company made purchases or sales. In each instance, the amount of payments made and received by each entity represented significantly less than two percent of the Company’s and the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe that all of these transactions and relationships during Fiscal 2009 were on arm’s-length terms that were reasonable and competitive, and the directors did not personally benefit from these transactions.

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to NYSE listing standards and the Company’s Director Independence Standards. The Nominating and Corporate Governance Committee’s charter, as well as the charters of the Audit Committee, the Leadership Development and Compensation Committee and the Infrastructure Committee, are available on the Company’s website at http://ir.homedepot.com.

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders.

The Nominating and Corporate Governance Committee also considers candidates recommended by current members of the Board, members of management or shareholders. From time to time, the Nominating and Corporate Governance Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates

BOARD OF DIRECTORS INFORMATION

meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. In Fiscal 2009, the Nominating and Corporate Governance Committee engaged Spencer Stuart to assist it in identifying and assessing potential director candidates. The Nominating and Corporate Governance Committee will also use reasonable efforts to engage a governance consultant to assist in evaluating all director candidates.

The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below in connection with Proposal 1 of this Proxy Statement.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 1% of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. A shareholder (or shareholders) meeting these requirements is known as an “Eligible Shareholder.” The Nominating and Corporate Governance Committee may also, in its discretion, consider candidates recommended by a shareholder owning less than 1% of the Company’s outstanding shares of common stock. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for that candidate;
•	The written consent of the candidate to serve as a director of the Company, if elected; and
•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Shareholder based on those documents. If the shareholder is not an Eligible Shareholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider that candidate for nomination to the Board.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request from the candidate a detailed resumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including those wishing to express concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors

c/o Secretary to the Board of Directors

The Home Depot, Inc.

2455 Paces Ferry Road

Building C-22

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board, or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

BOARD OF DIRECTORS INFORMATION

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board met six times during Fiscal 2009. The number of times that each standing committee of the Board met in Fiscal 2009 is shown below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2009. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. All of our current directors attended the 2009 Annual Meeting of Shareholders.

During Fiscal 2009, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Infrastructure Committees. The members of each Committee as of the end of Fiscal 2009, their principal functions and the number of meetings held in Fiscal 2009 are shown below. Each member of each Committee was, and continues to be, independent under our Director Independence Standards and applicable NYSE rules.

Name of Committee and Members	Committee Functions	Number of Meetings
AUDIT: David H. Batchelder, Chair F. Duane Ackerman Ari Bousbib Albert P. Carey	• Reviews the Company’s financial statements, including management’s report on internal control over financial reporting • Oversees auditing procedures • Oversees internal risk assessment and management • Selects the Company’s independent registered public accounting firm • Receives and accepts the report of the independent registered public accounting firm	9
NOMINATING AND CORPORATE GOVERNANCE: Bonnie G. Hill, Chair Gregory D. Brenneman Armando Codina Karen L. Katen	• Oversees the Company’s corporate governance practices and procedures • Reviews and monitors the performance and composition of the Board and its committees • Makes recommendations for nominees for director • Reviews the independence of directors	4
LEADERSHIP DEVELOPMENT AND COMPENSATION: Gregory D. Brenneman, Chair David H. Batchelder Armando Codina Bonnie G. Hill	• Reviews and recommends policies, practices and procedures concerning human resource-related matters • Oversees senior management succession planning policies and procedures • Reviews and recommends compensation of directors and executive officers • Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans	6
INFRASTRUCTURE: Ari Bousbib, Chair F. Duane Ackerman Albert P. Carey Karen L. Katen	• Reviews practices and procedures concerning supply chain, logistics and information technology and information security	4

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

The Nominating and Corporate Governance Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement specialty retailer, with more than 2,200 retail stores in the United States, Canada, Mexico and China, and our business involves all facets of retail, including finance, marketing, information technology, supply chain, real estate and strategic management. The Nominating and Corporate Governance Committee evaluates each director candidate on the basis of the length and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company and its business, the perspectives that the candidate would bring to the entire Board and the personality or “fit” of the candidate with existing members of the Board and management.

The Nominating and Corporate Governance Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	Be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	Demonstrate a record of professional accomplishment in his or her chosen field; and
•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions. Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Nominating and Corporate Governance Committee considers the personal attributes of individual nominees, including ethnic, racial and gender diversity. The Nominating and Corporate Governance Committee assesses the composition of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

After evaluating the performance and experience of the individual directors and the composition of the full Board, the Nominating and Corporate Governance Committee has recommended each of the following nominees for re-election to the Board to hold office until the 2011 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee is currently a member of the Board and has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

F. DUANE ACKERMAN, 67, Director since 2007

Mr. Ackerman served as President and Chief Executive Officer of BellSouth Corporation from 1997 to 2006, as Chairman of its board of directors from 1998 to 2006 and as Vice Chairman and Chief Operating Officer from 1995 to 1997. In these roles, Mr. Ackerman gained extensive experience supervising finance, supply chain, marketing, sales, international, information technology and real estate functions. He also served as President and Chief Executive Officer of BellSouth Telecommunications, a local telephone service unit and the largest subsidiary of BellSouth Corporation, from 1992 to 1995. Mr. Ackerman retired as Chairman Emeritus of BellSouth in March 2007. In addition to the specific experience described above, Mr. Ackerman brings to our Board his experience managing a complex, publicly traded company.

Other Public Company Board Memberships since 2005	The Allstate Corporation (1999 to present) United Parcel Service, Inc. (2007 to present) BellSouth Corporation (1998-2006)

DAVID H. BATCHELDER, 60, Director since 2007

Mr. Batchelder brings over 25 years of expertise in retail, accounting and financial management and perspective into corporate management and board dynamics. He has served as a director of both large public and private companies in a wide range of industries (including retail, pharmaceuticals, waste disposal, healthcare, technology, energy and construction). Mr. Batchelder originally joined our Board in February 2007 as a representative of Relational Investors LLC, an investment advisory firm that he founded and for which he has been a Principal since 1996. As such, Mr. Batchelder provides the Board invaluable insights into the views of institutional investors. From 1988 to 2005, Mr. Batchelder was also a Principal of Relational Advisors LLC, a financial advisory and investment banking firm that he founded. Prior to founding Relational, Mr. Batchelder held various executive positions at Mesa Petroleum Company, including Chief Financial Officer and Chief Operating Officer, and served on Mesa’s board of directors. Prior to his affiliation with Mesa, Mr. Batchelder was an Audit Manager with Deloitte & Touche LLP. Mr. Batchelder’s extensive financial and accounting experience qualifies him as an “audit committee financial expert” under Securities and Exchange Commission guidelines, as described in the “Audit Committee Report” on page 65 of this Proxy Statement, and he serves in such capacity on our Audit Committee.

Other Public Company Board Memberships since 2005	Intuit Inc. (December 2009 to present) ConAgra Foods, Inc. (2002-2007) Washington Group International, Inc. (1993-2007)

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

FRANCIS S. BLAKE, 60, Director since 2006

Mr. Blake has served as our Chairman and Chief Executive Officer since January 2007. Previously, Mr. Blake served as our Vice Chairman from October 2006 to January 2007 and as Executive Vice President – Business Development and Corporate Operations from March 2002 to January 2007. In the latter position, he was responsible for the Company’s real estate, store construction, credit services, strategic business development, growth initiatives, international, call centers and Home Services businesses. Mr. Blake previously served in a variety of executive positions at General Electric, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions, dispositions and identification of strategic growth opportunities.

Other Public Company Board Memberships since 2005	Southern Company (2004-2009)

ARI BOUSBIB, 48, Director since 2007

Mr. Bousbib plays a key role in the Board’s oversight of the Company’s supply chain, information technology, international and finance matters, as well as providing insight into the development of corporate strategy. Since 2008, Mr. Bousbib has served as Executive Vice President of United Technologies Corporation (“UTC”), a diversified company, and President of UTC’s Commercial Companies, where he has responsibility for the strategic direction and operational performance of subsidiaries Otis Elevator Company, Carrier Corporation and UTC Fire & Security. From 2002 to 2008, he served as President of Otis Elevator Company and from 2000 to 2002 served as its Chief Operating Officer. From 1997 to 2000, Mr. Bousbib was Vice President, Corporate Strategy and Development of UTC. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm. In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and information technology matters.

Other Public Company Board Memberships since 2005	Best Buy, Inc. (2006-2007)

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

GREGORY D. BRENNEMAN, 48, Director since 2000

A successful business leader who has been involved in several well-known corporate spin-off and turnaround situations, Mr. Brenneman brings to our Board an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing and international matters. Mr. Brenneman is currently Chairman of CCMP Capital, a private equity firm, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds. Mr. Brenneman is also Executive Chairman of Quiznos, a national quick-service restaurant chain where he served as President and Chief Executive Officer from January 2007 to September 2008. Prior to joining Quiznos, Mr. Brenneman led restructuring and turnaround efforts at Burger King Corporation, an international fast food restaurant franchise company where he served as Chief Executive Officer and a member of the board of directors from August 2004 to April 2006 and as Chairman of the board of directors from February 2005 to April 2006; PwC Consulting, a global consulting business formerly part of PricewaterhouseCoopers, where he served as President and Chief Executive Officer in 2002 prior to its sale to IBM; and Continental Airlines, Inc., a major U.S. air transportation company, where he served as President and a member of the board from 1996 to 2001, and Chief Operating Officer from 1995 to 2001.

Other Public Company Board Memberships since 2005	Automatic Data Processing, Inc. (2001 to present)

ALBERT P. CAREY, 58, Director since 2008

Having served in a number of senior executive positions at PepsiCo, Inc., a consumer products company, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board. Mr. Carey has served as President and Chief Executive Officer of Frito-Lay North America, a snack food company and the largest North American business division of PepsiCo, since July 2006. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from March 2003 to July 2006, in charge of PepsiCo’s sales and customer management for its retail, foodservice and fountain businesses. Other positions that Mr. Carey has held at PepsiCo, Inc. include Chief Operating Officer of PepsiCo Beverages & Foods North America, Senior Vice President of Sales for Pepsi-Cola North America and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at Procter & Gamble.

Other Public Company Board Memberships since 2005	None.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

ARMANDO CODINA, 63, Director since 2007

Mr. Codina’s extensive expertise in commercial real estate development and management provides our Board with significant insight into and understanding of the real estate issues faced by a large retail organization. Mr. Codina founded Codina Group, a South Florida-based commercial real estate firm, in 1980. As Codina Group’s Chairman and Chief Executive Officer, he led the company through significant growth for 26 years and successfully merged it with Florida East Coast Industries in 2006 to become Florida East Coast Industries’ full-service real estate business, Flagler Development Group. Flagler Development Group owns, leases and manages over 12.0 million square feet of Class-A office and industrial space. In 2006, Mr. Codina was appointed Chairman, Chief Executive Officer and President of Flagler Development Group, where he served until September 2008. He continues to serve as its Chairman. Prior to founding Codina Group, Mr. Codina served as President of Professional Automated Services, Inc., a pioneer in the development of comprehensive medical management systems that provided data processing services to physicians. Mr. Codina’s deep roots in Florida have afforded the Board a unique insight into this market. In addition, Mr. Codina’s service on a number of public company boards of directors, including those listed below, provides significant and valuable perspective into corporate management and board dynamics.

Other Public Company Board Memberships since 2005

AMR Corporation (1995 to present; Lead Director since 2007)

General Motors Corporation (2002-2009)

Merrill Lynch (2005-2009)

Burger King Holdings, Inc. (2005-2007)

BellSouth (1989-2006)

Florida East Coast Industries, Inc. (2006-2007)

BONNIE G. HILL, Ed.D., 68, Director since 1999

Ms. Hill brings to our Board considerable leadership skills in retail, finance, international and marketing matters. She has particular expertise in corporate governance, board organizational and public policy issues, and currently serves as President of B. Hill Enterprises, LLC, a consulting firm that she founded in 2001 to advise companies and their directors on these matters. Ms. Hill has been a speaker and panelist addressing these issues at leading seminars across the country. Her expertise in these areas makes her particularly well suited for her role as Lead Director of the Company. Ms. Hill is also a co-founder of Icon Blue, Inc., a brand marketing company, where she has served as Chief Operating Officer since 1998. Previously, Ms. Hill was President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001, and Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001. Ms. Hill has also served as a Vice President with Kaiser Aluminum and Chemical Corporation and as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill has significant public sector experience of particular interest to a large public company, including serving as a member of the board of directors of NASD Regulations, Inc., a member of the Investor Advisory Committee of The Public Company Accounting Oversight Board, a member of the Investor Education Foundation of Financial Industry Regulatory Authority, Inc. and as chair of the Consumer Affairs Advisory Committee of the Securities and Exchange Commission.

Other Public Company Board Memberships since 2005	AK Steel Holding Corporation (1994 to present) California Water Service Group (2003 to present) YUM! Brands, Inc. (2003 to present) Hershey Foods Corporation (1993-2007) Albertson’s (2002-2006)

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

KAREN L. KATEN, 61, Director since 2007

Ms. Katen enhances our Board’s understanding of international, supply chain and marketing matters, with her expertise in those areas gained through her career at Pfizer Inc., a global pharmaceutical company. Ms. Katen began her career at Pfizer in 1974 and held a series of management positions with increasing responsibility, including President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005 and President of Pfizer Human Health from 2005 to 2007. She retired in March 2007 as Vice Chairman of Pfizer Inc. Recently, she also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Currently, Ms. Katen serves as Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm which she joined in October 2007. Ms. Katen is also a director of Air Liquide, an international leader in gases for industry, health and the environment. Ms. Katen has served with several healthcare-related organizations, including as a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited, Treasurer of PhRMA, an industry association representing research-based pharmaceutical companies in the U.S., a board member of the National Alliance for Hispanic Health, a member of the Healthcare Leadership Council, and a member of the RAND Corporation’s Health Board of Advisors. She is also on the Board of Trustees of the Economic Club of New York and the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen has also served on a variety of international policy bodies, including as Chairman of the U.S.-Japan Business Council.

Other Public Company Board Memberships since 2005	Harris Corporation (1994 to present) General Motors Corporation (1997-2009)

WE RECOMMEND THAT YOU VOTE

“FOR” THE ELECTION OF EACH

NOMINEE TO

THE BOARD OF DIRECTORS.

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee has appointed KPMG LLP to serve as the Company’s Fiscal 2010 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

Audit services provided by KPMG LLP for Fiscal 2009 included the examination of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting and services related to periodic filings made with the Securities and Exchange Commission (“SEC”). Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described on page 66 of this Proxy Statement.

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU

VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S

FISCAL 2010 INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM.

PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE  GOALS FOR

QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 3 ON THE PROXY CARD)

We are asking for your approval of the material terms of the performance goals for performance-based incentives under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan. In order to preserve the Company’s ability to continue to grant fully tax-deductible performance-based awards under the 2005 Omnibus Plan, the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, must be approved by the shareholders at least every five years. The 2005 Omnibus Plan is not being amended or changed, and shareholders are not being asked to approve the 2005 Omnibus Plan itself.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prevents a publicly-held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it qualifies as performance-based compensation under Section 162(m). Market-priced stock options and stock appreciation rights are two common examples of performance-based compensation. Other types of awards, including restricted stock, deferred stock units, performance shares and performance units that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements, such as shareholder approval of the material terms of the performance goals, are met.

The Company’s shareholders previously approved the 2005 Omnibus Plan and its material terms at the Company’s 2005 Annual Meeting. Section 162(m) requires that the material terms of the performance goals for qualified performance-based awards be approved every five years, so we are asking for your approval of these terms at the Meeting. However, shareholder approval of the material terms of the 2005 Omnibus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2005 Omnibus Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the performance goals of the 2005 Omnibus Plan for shareholder approval alone does not insure that all compensation paid under the 2005 Omnibus Plan will qualify as tax-deductible compensation. In addition, nothing in this proposal precludes the Company from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

ELIGIBILITY AND PARTICIPATION

Awards may be granted under the 2005 Omnibus Plan to associates of the Company and its subsidiaries and to non-employee directors of the Company. Based on past compensation practices, the Company expects that a range of 15,000 to 20,000 persons annually will receive awards under the 2005 Omnibus Plan. The 2005 Omnibus Plan is administered by the Leadership Development and Compensation Committee (the “Committee”).

PERFORMANCE OBJECTIVES

A grant of performance shares or performance units, or, as designated by the Committee, a grant of restricted shares, deferred stock units, options or stock appreciation rights, may be made subject to achievement of “performance objectives.” Under the 2005 Omnibus Plan, the business criteria on which such performance objectives may be based for awards that are intended to meet the performance-based exemption from Section 162(m) are limited to specified levels of or increases in the following:

•	return on equity;

•	diluted earnings per share;

•	total earnings;

•	earnings growth;

•	return on capital;

•	return on assets;

•	earnings before interest and taxes;

•	sales;

•	sales growth;

PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS  FOR

QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 3 ON THE PROXY CARD)

•	gross margin return on investment;

•	fair market value of the Company’s common stock;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	net earnings;

•	cash flow (including but not limited to operating cash flow and free cash flow);

•	cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	total return to shareholders;

•	market share;

•	earnings measures/ratios;

•	economic value added (EVA);

•	balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets;

•	“Employer of Choice” or similar survey results;

•	customer satisfaction surveys; and

•	productivity.

Performance objectives may be measured on an absolute or relative basis. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Relative performance may be measured by a group of peer companies or by a financial market index. The Committee may, if originally provided in the terms of the grant, adjust performance objectives and the related minimum acceptable levels of achievement, if, in the sole judgment of the Committee, events or transactions have occurred after the grant of an award that are unrelated to the performance of the participant and result in a distortion of the performance objectives or the related minimum acceptable levels of achievement.

LIMITATIONS AND MAXIMUM GRANTS UNDER THE 2005 OMNIBUS PLAN

A total of 255,000,000 shares of the Company’s common stock were originally reserved for issuance as awards under the 2005 Omnibus Plan. Shares issued under the 2005 Omnibus Plan may be shares of original issuance, shares held in the Company’s treasury or shares that have been re-acquired by the Company. Stock awards other than stock options will reduce the number of shares available for issuance under the plan by a 2.11-to-1 ratio. No more than 50,000,000 shares may be issued upon the exercise of incentive stock options. The 2005 Omnibus Plan provides that no participant may receive awards representing more than 1,000,000 shares in any one calendar year, and the maximum number of performance units that may be granted to a participant in any one calendar year is 5,000,000. A performance unit is a performance award that is measured in dollar increments, rather than in terms of shares. These limits are subject to adjustments by the Committee in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions.

AMENDMENT

The Board may amend the 2005 Omnibus Plan, but without shareholder approval, no amendment may increase the limitations on the number of shares that may be issued or any of the limitations on individual grants under the 2005 Omnibus Plan. The Board may condition any amendment on shareholder approval if that approval is necessary or deemed advisable with respect to applicable stock exchange requirements, laws, policies or regulations.

PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS  FOR

QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 3 ON THE PROXY CARD)

GENERAL

The foregoing description addresses limited aspects of the 2005 Omnibus Plan, primarily the material terms of the performance goals, including the list of permissible business criteria for performance objectives, that may apply to a grant of qualified performance-based awards. This description is qualified in its entirety by the full text of the 2005 Omnibus Plan, which is attached as Appendix B to this Proxy Statement.

BOARD’S RECOMMENDATION

We believe that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax-deductible performance-based compensation under the 2005 Omnibus Plan. We are therefore asking you to approve, for Section 162(m) purposes, the material terms of the performance goals, including the list set forth above of permissible business criteria for performance objectives, for performance-based awards.

WE RECOMMEND THAT YOU

VOTE “FOR” THE APPROVAL

OF THE MATERIAL TERMS OF THE PERFORMANCE

GOALS FOR QUALIFIED PERFORMANCE-BASED

AWARDS UNDER THE HOME DEPOT, INC. 2005

OMNIBUS STOCK INCENTIVE PLAN.

SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

(ITEM 4 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, is the beneficial owner of 300 shares of the Company’s common stock and has submitted the following resolution:

RESOLVED: “That the stockholders of Home Depot, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 375,363,938 shares, representing approximately 32.4% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

RESPONSE TO PROPOSAL REGARDING CUMULATIVE VOTING

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company rejected this proposal at the 2009 annual meeting. The Company’s system of voting entitles each share of stock to one vote for each director nominee. We believe that this system is more likely to produce a diverse Board that considers and promotes the interests of shareholders as a whole. Cumulative voting could enable an individual shareholder or a small group of shareholders to elect directors whose primary objective could be to advocate special interests. Such directors are likely to promote a narrow agenda (on behalf of those shareholders responsible for their election) at the expense of shareholders as a whole, engendering partisanship and factionalism that could distract Board members from their duty to serve the best interests of all shareholders. Unlike the system favored by the proponent, a system of one vote per share for each nominee is the prevailing election standard among large U.S. public companies, favored by a majority of the companies in the S&P 500® and the Fortune 500.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

(ITEM 5 ON THE PROXY CARD)

New York City Employees’ Retirement System, located at 1 Centre Street, Room 736, New York City, New York 10007, is the beneficial owner of at least $2,000 of the Company’s common stock and has submitted the following resolution as lead proponent along with other co-proponents:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED – the shareholders of The Home Depot, Inc. recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation’s Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2009 shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions averaged more than 46% in favor, and more than 20 companies had votes over 50%, demonstrating strong shareholder support for this reform.

Investor, public and legislative concerns about executive compensation have reached new levels of intensity. A 2009 report by The Conference Board Task Force on Executive Compensation, noting that pay has become a flashpoint, recommends taking immediate and credible action “in order to restore trust in the ability of boards to oversee executive compensation” and calls for compensation programs which are “transparent, understandable and effectively communicated to shareholders.”

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information about shareholder views on the company’s senior executive compensation especially when tied to an innovative investor communication program.

Over 25 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Hewlett-Packard, Intel, Verizon, MBIA and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

A bill mandating annual advisory votes passed the House of Representatives, and similar legislation is expected to pass in the Senate. However, we believe companies should demonstrate leadership and proactively adopt this reform before the law requires it.

We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe voting against the election of Board members to send a message about executive compensation is a blunt, sledgehammer approach, whereas an Advisory Vote provides shareowners a more effective instrument.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

RESPONSE TO PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company rejected this proposal at the 2009, 2008, 2007 and 2006 annual meetings. The Company has on-going, direct communication with shareholders through investor conferences, daily telephone calls and letters. These interactions provide the Company and the Leadership Development and Compensation Committee, comprised of independent directors, with specific and detailed insights on shareholder concerns as to executive compensation policies and processes. As a result, the Company has changed its compensation programs to focus to a significantly greater extent on “Pay for Performance,” where compensation paid to senior executives is based on the attainment of pre-established performance goals. In fact, at a recent Congressional Committee hearing, a representative of The Corporate Library referred to our Company as a “model” for executive compensation due to the high level of alignment between executive pay and Company performance.

Furthermore, the Company provides in the Compensation Discussion and Analysis section of this Proxy Statement a significant amount of detailed information as to how it sets compensation for its senior officers, which provides a basis for informed discussion with shareholders. This proposal, on the other hand, would provide only a blunt, yes-or-no, after-the-fact referendum on management compensation. It would lack the timeliness, detail and analysis of our current communications with shareholders, and would be a significant reduction in the quality of shareholder feedback on this important topic. Legislation on this issue is currently pending before Congress. We do not know whether this legislation will be enacted or, if enacted, what the final requirements will be. Consequently, the Company does not believe that adoption of the mechanism described in the proposal is appropriate until Congress acts. In the meantime, our shareholders have clearly indicated their preference on this issue by rejecting a similar proposal at each of the last four annual meetings.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 6 ON THE PROXY CARD)

Mr. William Steiner, located at 112 Abbottsford Gate, Piermont, New York 10968, is the beneficial owner of 3,900 shares of the Company’s common stock and has submitted the following resolution:

6 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic, to give holders of 10% of shareowners the power to call a special shareowner meeting, won 55%-support at Time Warner (TWX) in 2009 even after TWX adopted a 25%-threshold for shareowners to call a special meeting. Currently our company has a 25%-threshold to call a special meeting.

This proposal topic also won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R.R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status.

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “Moderate Concern” for executive pay. The Corporate Library noted with concern the continued granting of stock options with CEO Francis Blake receiving $4 million in stock options. The large size of these $4 million in stock options raised concern over the link between executive pay and company performance since a small increase in our company’s share price (which can be completely unrelated to management performance) can result in large increase in value of the awards. This may be an indicator our executive pay practices were not be well-aligned with shareholder interests.

Armando Codina was assigned to two of our most important board committees even though he had been on the Merrill Lynch executive pay committee as Merrill’s Stanley O’Neal collected $161 million in exit-pay after acquiring subprime assets that contributed to $40 billion in write-downs. Karen Katen was also on our same two board committees plus she and Codina shared the dubious distinction of being former GM board members.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings – Yes on 6.

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company rejected this proposal at the 2009 annual meeting. At the same meeting, our shareholders also separately approved an amendment to the Company’s Certificate of Incorporation to give full effect to a By-Law amendment that our Board approved in 2008 to allow holders of 25% or more of our outstanding common stock to call a meeting.

The Board continues to believe that 25% is an appropriate threshold. Other companies using a threshold of 25% (or higher) include 3M Company, Berkshire Hathaway Inc., Colgate-Palmolive Company, Dell Inc., General Electric Company, Hewlett-Packard Company, Time Warner Inc. and Verizon Communications Inc.

We have made a concerted effort to maintain the highest standards in corporate governance, as validated by GovernanceMetrics International, which gave us its highest overall governance rating of 10.0 in both 2009 and 2010, a rating given to only one percent of the over 4,000 companies surveyed. RiskMetrics Group’s most recent CGQ rating system also indicates that we outperformed 100% of the companies in its Retailing group and 98.6% of the S&P 500®. In citing The Corporate Library’s Governance Profile on our Company, the proponent seems to imply that a correlation exists between the Company’s compensation-related component of the rating and the threshold for calling a special shareholder meeting, without any rationale to support such correlation. In fact, the same report by The Corporate Library gives the Company a “LOW” overall governance risk assessment that takes into account not only the Company’s executive compensation practices, but also its Board composition, takeover defenses and accounting practices. Furthermore, at a January 22, 2010 hearing of the House Committee on Financial Services, a representative of The Corporate Library singled out The Home Depot as a “model” when asked which companies have an appropriate pay structure to encourage executives to work for the best interest of their company and its shareholders, noting the Company’s high percentage of executive pay aligned with Company performance.

A shareholder meeting consumes significant resources and takes the time and focus of management and the Board to prepare for and participate in the meeting. Senior management and the Board are intensely focused on implementing the Company’s business plan in a very challenging environment. If adopted, this proposal could have the effect of allowing a relatively small minority of shareholders with narrow interests to call any number of special meetings to consider matters that may not be important to all our shareholders and distract management and the Board from this focus.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER ACTION BY WRITTEN CONSENT

(ITEM 7 ON THE PROXY CARD)

Mr. Kenneth Steiner, located at 14 Stoner Avenue, 2M, Great Neck, New York 11021, is the beneficial owner of 650 shares of the Company’s common stock and has submitted the following resolution:

7 – Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit shareholders to act by the written consent of a majority of our shares outstanding to the extent permitted by law.

Taking action by written consent in lieu of a meeting is a mechanism shareholders can use to raise important matters outside the normal annual meeting cycle.

Limitations on shareholders’ rights to act by written consent are considered takeover defenses because they may impede the ability of a bidder to succeed in completing a profitable transaction for us or in obtaining control of the board that could result in a higher price for our stock. Although it is not necessarily anticipated that a bidder will materialize, that very possibility presents a powerful incentive for improved management of our company.

A study by Harvard professor Paul Gompers supports the concept that shareholder disempowering governance features, including restrictions on shareholders’ ability to act by written consent, are significantly correlated to a reduction in shareholder value.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

Our board was the only significant directorship for three of our directors: David Batchelder, Ari Bousbib and Albert Carey. This could indicate a lack of current transferable director experience for these directors who represented 75% of our audit committee. This was compounded by David Batchelder and Albert Carey each owning less than 101 shares.

Our Lead Director, Bonnie Guiton Hill, was on two boards rated “D” by The Corporate Library: AK Steel Holding (AKS) and Yum! Brands (YUM). Our directors Armando Codina and Karen Katen were on the GM board together while GM stock lost 90% of its value.

On the positive side our Directors said they discontinued their $1 million retirement gift program.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal to enable shareholder action by written consent – Yes on 7.

RESPONSE TO PROPOSAL REGARDING SHAREHOLDER ACTION BY WRITTEN CONSENT

The Company recommends that you vote against this shareholder proposal. At the 2009 annual meeting, our shareholders approved an amendment to the Company’s Certificate of Incorporation to give full effect to a By-Law amendment that our Board approved in 2008 to allow holders of 25% or more of our outstanding common stock to call a meeting. This action enhanced our shareholders’ right to bring important matters before all shareholders for consideration, while providing the Board with an adequate opportunity to examine any proposed action and provide its carefully considered recommendation to our shareholders.

Notwithstanding this, the proponent has submitted a resolution that would enable the holders of a majority of our outstanding common stock to take actions that would affect the rights of all of our shareholders, without allowing that action to be fully considered by all shareholders. We believe that our shareholders must have sufficient notice, time and information to determine whether a proposal is in the best interest of the Company and that our existing mechanism for calling a special shareholder meeting is appropriate for that purpose. A written consent mechanism would deprive shareholders of the right to make fully informed decisions on important matters.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING INDEPENDENT CHAIRMAN OF THE BOARD

(ITEM 8 ON THE PROXY CARD)

Trowel Trades S&P 500 Index Fund is the beneficial owner of more than $2,000 of shares of the Company’s common stock and has submitted the following resolution:

RESOLVED: The shareholders of The Home Depot, Inc. (“Company”) urge the Board of Directors to amend the Company’s by laws, effective upon the expiration of current employment contracts, to require that an independent director—as defined by the rules of the New York Stock Exchange (“NYSE”)—be its Chairman of the Board of Directors. The amended by laws should specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

The wave of corporate scandals at such companies as Enron, WorldCom and Tyco resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer or insider of the company.

Andrew Grove, former chairman and CEO of Intel Corporation, recognized this, and relinquished the CEO’s position. “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss? (Business Week, November 11, 2002).

We also believe that it is worth noting that many of the companies that were embroiled in the financial turmoil stemming from the recent crisis in the financial services industry—Bank of America, Citigroup, Merrill Lynch, Morgan Stanley, Wachovia and Washington Mutual did not have an independent Chairman of the Board of Directors.

We anticipate that the Company will argue that since it has a Lead Director there is no need for an independent director being Chairman. We disagree and note that the companies cited above as being embroiled in the financial turmoil in the financial services industry all had some form of Lead Director position. In our opinion, the position of Lead Director is not an adequate substitute for an independent director having the full powers and authority of the Chairman for providing oversight of the Company’s officers.

We respectfully urge the board of our Company to change its corporate governance structure by having an independent director serve as its Chairman.

RESPONSE TO PROPOSAL REGARDING INDEPENDENT CHAIRMAN OF THE BOARD

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected a similar proposal at three previous annual meetings. The Board believes that the stability and consistency in the leadership provided by one person serving as its Chairman and CEO, together with our independent Board committees, our independent Lead Director and our other good governance practices, provide the most effective Board leadership structure for our Company. This structure provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.

In his position as Chairman and CEO, Mr. Blake serves as a conduit between the Board and the operating organization to promote communication and provide consistent leadership on the Company’s key strategic objectives. At the same time, the Company recognizes the importance of providing additional, independent oversight of the Board. Accordingly, since 1998, the Company has had a Lead Director. Our Lead Director is an independent director elected by the independent members of the Board. Our Lead Director’s role and responsibilities are described in more detail in the “Board of Directors Information” section on page 4 of this Proxy Statement.

As provided in the Company’s Corporate Governance Guidelines, our directors also have full and direct access to management and information about the Company’s operations. Furthermore, the independent members of the Board, led by our Lead Director, regularly meet without management present to consider Company matters, including the performance of the CEO. The Company believes that the Board, which consists entirely of independent directors (other than Mr. Blake), is best situated to determine which director should serve as Chairman.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 9 ON THE PROXY CARD)

Trillium Asset Management Corporation, located at 711 Atlantic Avenue, Boston, Massachusetts 02111, is the beneficial owner of more than $2,000 of shares of the Company’s common stock and has submitted the following resolution as lead proponent along with other co-proponents:

WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with a good EEO record have a competitive advantage in recruiting and retaining employees. Moreover, we believe Home Depot customers are increasingly diverse; therefore a similarly diverse work force is more likely to anticipate and respond effectively to consumer demand. EEO reporting has economic relevance.

Home Depot shareholder votes in favor of a diversity report surpassed 22%, 25%, and 25% in 2009, 2008 and 2007, respectively – sending a consistent signal to management that shareowners desire increased accountability.

The Company annually files an EEO-1 report with the Equal Employment Opportunity Commission. Hence, this information could be made available to shareholders at a minimal additional cost.

Allegations of discrimination in the workplace burden shareholders with costly litigation that can damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 13 years. The most significant EEO settlement of $87 million was in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at more than 30 Colorado stores. In 2006, Home Depot paid $125,000 to settle a racial discrimination suit.

RESOLVED: The shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2010, including the following:

1.	A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;
2.	A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized; and
3.	A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

SUPPORTING STATEMENT:

In 2006, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 32% of private industry but just 17% of executives and managers. Likewise, women represented 48% of the workforce, but just 36% of executives and managers. Employment and advancement barriers persist.

Several major U.S. corporations provide diversity reports with detailed EEO information including Wal-Mart, IBM, Intel, Merck, Costco and Coca-Cola.

In 2001, Home Depot began providing EEO information to investors upon request. Since then Home Depot reversed its policy on disclosure of this information.

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.”

The Social Investment Forum and RiskMetrics concluded in a 2008 study of corporate disclosure of EEO data that corporate transparency on EEO progress is necessary to assess the risks and opportunities of an investment.

Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected this proposal at eight previous annual meetings. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way. This commitment is evidenced by: (1) the Company’s Inclusion Council, which focuses on diversity issues affecting the Company; (2) a hotline to promote the anonymous reporting of concerns regarding the Company’s Business Code of Conduct and Ethics; and (3) a team of associates led by a Vice President – Talent Management, HR and Diversity who provides focused leadership in developing an inclusive work environment in which all associates are valued, respected and supported to do their best work. The Company’s commitment to diversity is further evidenced through affirmative action programs in each of its 2,200+ stores. In addition, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING REINCORPORATION IN NORTH DAKOTA

(ITEM 10 ON THE PROXY CARD)

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is the beneficial owner of not less than 100 shares of the Company’s common stock and has submitted the following resolution:

10 – Reincorporate in a Shareowner-Friendly State

Resolved: That shareowners hereby request that our board of directors take the necessary steps to reincorporate our company in the shareholder-friendly state of North Dakota which includes articles of incorporation that provide that our company is subject to the North Dakota Publicly Traded Corporations Act.

This proposal requests that the board initiate the process to reincorporate our company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our company were subject to the North Dakota act there would be additional benefits:

•	There would be a right of proxy access for shareowners who owned 5% of our company’s shares for at least two years.
•	Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.
•	The ability of the board to adopt a poison pill would be limited.
•	Shareowners would vote each year on executive pay practices.

These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly have the best governance system available.

Reincorporation in North Dakota is the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. And at the same time those rights would become available to us as shareowners in a North Dakota corporation, our Company would also shift to cumulative voting, “say on pay,” and other best practices in governance.

Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step. And reincorporation in North Dakota does not require a major capital investment or layoffs to improve financial performance.

Please encourage our board to respond positively to this proposal to reincorporate in North Dakota – Yes on 10.

RESPONSE TO PROPOSAL REGARDING REINCORPORATION IN NORTH DAKOTA

The Company recommends that you vote against this shareholder proposal. Reincorporating in North Dakota, a state to which we do not have any substantial ties, would cause the Company to incur substantial expense and would result in a costly diversion of significant management time and resources, without conferring any clear benefit to the Company and our shareholders. Reincorporation would entail an extraordinary, comprehensive review of all Company contracts, leases, debt instruments, licenses and permits by both management and our advisors. Where necessary, reincorporation would also require us to obtain written consent of our business partners or approval by applicable regulatory authorities in the jurisdictions in which we operate or are qualified to conduct business.

Furthermore, the Company does not believe that reincorporating in North Dakota would lead to any improvement in our corporate governance. The North Dakota Publicly Traded Corporations Act contains a number of governance provisions that have been rejected repeatedly by our shareholders. For instance, reincorporating in North Dakota would overturn the choices made by our shareholders to:

•	Reject “say-on-pay” proposals at the 2006, 2007, 2008 and 2009 annual meetings; and
•	Reject “chairman/CEO separation” proposals at the 2003, 2006 and 2007 annual meetings.

As stated earlier in the Company’s response to Proposal 6 of this Proxy Statement, we have also made a concerted effort to maintain the highest standards in corporate governance, as validated by GovernanceMetrics International, which gave us its highest overall governance rating of 10.0 in both 2009 and 2010, a rating given to only one percent of the over 4,000 companies surveyed. RiskMetrics Group’s most recent CGQ rating system also indicates that we outperformed 100% of the companies in its Retailing group and 98.6% of the S&P 500®. A detailed summary of our corporate governance practices is available on our website at http://ir.homedepot.com.

Like many large public companies, we are incorporated in Delaware, a state with a well-developed and comprehensive corporate law and whose courts resolve many of the leading corporate legal issues of the day. Therefore, remaining a Delaware corporation gives us and our shareholders a greater level of certainty as to the interpretation of the laws to which we are subject. North Dakota, on the other hand, has only a small number of companies incorporated under its laws, and the North Dakota Publicly Traded Companies Act is new and largely untested.

We strongly believe that our time and resources should remain focused on managing our business in this challenging economic environment.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2009 Company Business Objectives and Performance

Our Fiscal 2009 business strategy focused on three principles aimed at driving shareholder return and a sustainable competitive advantage:

•	Passion for customer service;
•	Being the product authority for home improvement; and
•	Disciplined capital allocation driving productivity and efficiency.

By executing against the strategic initiatives that support these principles, our business performed exceptionally well in a challenging economic environment. Highlights of the Company’s Fiscal 2009 performance include the following:

•	$1.55 in diluted earnings per share from continuing operations;
•	$4.8 billion in operating profit;
•	$66.2 billion in total revenue;
•	$485 million reduction in inventory;
•	$5.1 billion in operating cash flow; and
•	10.7% return on invested capital.

As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders through a 30% increase in our stock price during Fiscal 2009, share repurchases and dividends.

Compensation Philosophy and Objectives

Our compensation program aligns pay with performance with a goal of enhancing associate performance and morale, which in turn drives superior customer service. This philosophy applies to the compensation programs for all of our associates.

The principal elements of our compensation program for management-level associates are base salary, annual incentives, long-term incentives and benefit programs. The amount of incentive compensation paid, if any, is determined by our performance against our Fiscal 2009 business plan, a plan we believed to be challenging in light of prevailing economic conditions, yet attainable if we performed well against our core principles. Fiscal 2009 performance targets were overall enterprise and business unit financial results, achievement of specific strategic goals and share-price performance.

Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store, regional and divisional levels.

Aligning pay with performance motivates our associates to achieve our financial and strategic performance goals, which we believe creates long-term shareholder value. To support the achievement of these objectives, our compensation program also aims to attract and retain exceptionally talented individuals.

Pay for Performance.    The following features of our compensation program for executive officers specifically illustrate our philosophy of making compensation performance-based:

•

100% of annual incentive compensation under our Management Incentive Plan (“MIP”) is tied to performance against pre-established specific, measurable goals for the fiscal year, including both financial and strategic performance goals. The financial goals are based on sales, operating profit and inventory turns, and the strategic goals are related to our supply chain, merchandising, customer service and market share;

•

20% of annual equity compensation is a three-year performance share award with payout contingent on achieving pre-established average return on invested capital (“ROIC”) and operating profit targets over the three-year period;

•	Our performance-based restricted stock awards, which comprise 40% of annual equity compensation, are forfeitable if operating profit is less than 80% of the MIP target;
•	Approximately 87% of our CEO’s total target direct compensation is tied to the achievement of corporate performance objectives and share-price performance; and
•	We do not provide tax reimbursements, also known as “gross-ups,” to executives.

EXECUTIVE COMPENSATION

For our non-management associates, our Success Sharing bonus program aligns pay with performance by tying semi-annual incentive awards to achievement of sales plan and productivity goals.

Avoiding Excessive Risk.    Our incentive compensation programs for all associates discourage excessive risk-taking:

•	The variety of performance measures diversify the risk associated with any single measure;
•	The balanced weighting of the various performance measures discourages excessive attention on one measure to the detriment of others;
•	Fixed maximum award levels limit overall potential payments;
•

The variety of compensation types – cash and equity based incentives with different time horizons – drives appropriately balanced levels of attention to both short- and long-term performance and creates alignment with both Company performance and shareholder interests;

•

Approval of awards to officers by our independent Leadership Development and Compensation Committee (the “Committee”), or, in the case of Mr. Blake, the independent members of the Board, protects against self-interested decision-making;

•	A compensation recoupment policy applicable to named executive officers, as described below on page 40, deters inappropriate conduct in achieving financial goals; and
•	Stock ownership and retention guidelines applicable to all executive officers, as described below on page 40, align executive and shareholder interests in long-term value creation.

Impact of Fiscal 2009 Business Results on Executive Compensation

The compensation earned by our named executive officers in Fiscal 2009 reflects our corporate performance for the fiscal year, as well as the impact of the challenging economy:

•	In light of the difficult economic environment, we froze 2009 salaries at 2008 levels for all officers;
•

Due to our high level of execution against our business plan and strategic initiatives, our MIP, as well as our Success Sharing bonus program for our non-management associates, paid out in excess of target levels;

•	The performance condition on the performance-based restricted stock granted in Fiscal 2009 was satisfied, although the shares still remain subject to time-based vesting requirements;
•	No shares were earned under our 2007-2009 performance share awards because we did not achieve the threshold level of relative Total Shareholder Return (“TSR”); and
•

There was no payout under our 2007-2009 long-term cash award because the threshold performance levels for the average diluted earnings per share and ROIC goals set at the beginning of the performance period were not met.

Fiscal 2009 Non-Management Compensation

Compensation of our non-management associates in Fiscal 2009 aligned with our philosophy of putting our store associates first and motivating superior customer service. Due to the outstanding performance of our non-management associates in Fiscal 2009, we made record payouts under our Success Sharing program, with 96% and 93% of stores qualifying for Success Sharing in the first and second halves of Fiscal 2009, respectively. This resulted in total Success Sharing bonus payments to our non-management associates of $155 million for Fiscal 2009 performance. While we froze officer salaries for Fiscal 2009, we provided a 2.5% merit increase budget for our non-officer associates. The Company also continued to make matching contributions under the FutureBuilder 401(k) Plan in Fiscal 2009 and to provide a variety of recognition and teambuilding awards to recognize top performing associates and support store morale, which in turn drives customer service.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views to the Committee in the manner described above under “Communicating with the Board” on page 6 of this Proxy Statement.

Named Executive Officers

Our named executive officers for Fiscal 2009 are:

•	Francis S. Blake, Chairman and Chief Executive Officer

EXECUTIVE COMPENSATION

•	Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”)

•	Craig A. Menear, Executive Vice President – Merchandising

•	Marvin R. Ellison, Executive Vice President – U.S. Stores

•	Annette M. Verschuren, Division President – Canada

Ms. Tomé and Messrs. Menear and Ellison are Executive Vice Presidents (“EVPs”), and Ms. Verschuren is a Senior Vice President (“SVP”). The EVPs and SVP report directly to the CEO. The position of EVP is one level below the CEO and one level above the SVP position.

Compensation Determination Process

•

Role of Leadership Development and Compensation Committee.    The Committee determines the compensation of our named executive officers other than the CEO. Although it may delegate any of its responsibilities to subcommittees, the Committee did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2009. All decisions with respect to the compensation of the CEO are made by the independent members of the Board, which include all Board members other than the CEO.

•

Role of Executive Officers in Compensation Decisions.    The Executive Vice President – Human Resources (“EVP-HR”) makes recommendations to the Committee as to the amount and form of executive compensation for executive officers other than the CEO and himself. Recommendations as to the amount and form of CEO compensation are made by the Committee’s independent compensation consultant. The CEO has input on the recommendations to the Committee with respect to the compensation of our executive and other officers (other than himself). At the request of the Committee, both the EVP-HR and the CEO regularly attend Committee meetings, excluding portions of meetings where their respective compensation is discussed.

•

Compensation Consultants.    The Committee engaged Towers Perrin (now known as Towers Watson) as its compensation consultant during Fiscal 2009 for research, market data, survey information and design expertise in developing executive and director compensation programs. Towers Perrin attends Committee meetings at the request of the Committee and advises the Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values, and provides executive compensation analyses with respect to the named executive officers and other executive officers. Towers Perrin reports directly to the Committee, and the Committee is free to replace them or hire additional consultants at any time. We paid Towers Perrin $115,325 in fees for services performed for the Committee during Fiscal 2009.

Pursuant to a policy adopted by the Committee, Towers Perrin provides services solely to the Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of Towers Perrin may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of Towers Perrin and its affiliates during any year.

During Fiscal 2009, Towers Perrin did not provide any services to the Company, but our finance department did engage Tillinghast, an affiliate of Towers Perrin, to provide actuarial services related to the Company’s general liability, products liability and workers compensation casualty losses. We paid Tillinghast $139,190 in fees for these actuarial services during Fiscal 2009, which was significantly less than 2% of the consolidated gross revenues of Towers Perrin and its affiliates. In accordance with the Committee’s policy, the Committee reviewed a written report from Towers Perrin identifying the amount of fees paid to Tillinghast and Towers Perrin and confirming Towers Perrin’s independence under the policy.

•

Benchmarking.    We do not target any specific peer group percentile ranking for total compensation for our named executive officers. The Committee considers each executive’s compensation history and peer group market position as reference points in

EXECUTIVE COMPENSATION

awarding annual compensation. For our CEO and CFO, the Committee considered data from the Fortune 50 companies provided to us by Hewitt Associates. The Committee uses this data for these positions because the Fortune 50 represents companies of size similar to us with whom we compete for executive talent. For our CEO, we also used retail peer data provided by Equilar, reflecting retailers with revenues greater than $10 billion, consisting of the following companies:

Equilar Database: Retail Peer Group
Best Buy Co., Inc.	Macy’s, Inc
Costco Wholesale Corporation	Office Depot, Inc.
CVS Caremark Corp.	Rite Aid Corp.
Gap Inc.	Sears Holdings Corporation
J. C. Penney Company, Inc.	Safeway, Inc.
Kohl’s Corporation	Staples, Inc.
Kroger Company	Target Corporation
Limited Brands, Inc.	TJX Companies Inc.
Lowe’s Companies, Inc.	Walgreen Co.
Wal-Mart Stores, Inc.

This peer group reflects companies in our industry with whom we compete for both executive talent and customers.

For our other named executive officers, the Committee considers data from the Hay Group’s Retail Executive and Management Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry specific positions at the corporate and division level of retail companies. This survey data helps us understand the competitive market for the industry in which we principally compete for retail-specific talent and for customers.

Elements of Our Compensation Programs

Our compensation programs consist of the following principal elements:

•

Base Salaries.    We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and generally adjusted annually based on a comprehensive management assessment process. In light of the difficult economic environment, Company officers did not receive an annual increase for Fiscal 2009, so officer base salaries remained at 2008 levels. For our non-management associates, however, we provided a 2.5% merit increase budget for Fiscal 2009.

•

Annual Incentive.    All named executive officers participate in the MIP, a cash-based annual incentive plan. Seventy percent of the MIP payout is contingent on the achievement of financial performance goals, and 30% is contingent on the achievement of specific, measurable strategic performance goals. The Committee sets goals at the beginning of the applicable performance period, which was Fiscal 2009 for both portions of the MIP for the named executive officers. The annual target payout levels are determined as a percentage of base salary: 200% for the CEO, 125% for the CFO, 100% for other EVPs and 75% for SVPs.

¡	Performance Goals: The Committee chose the following financial performance measures with the following threshold, target and maximum achievement levels for the Company for Fiscal 2009:

	Sales	Operating Profit	Inventory Turns
Threshold	$61.4 billion	$3.6 billion	3.41
Target	$64.6 billion	$4.1 billion	3.79
Maximum	$67.9 billion	$4.3 billion	3.98

The Committee chose these specific measures to drive achievement of our business plan. The operating profit threshold must be met for any financial metric payout to occur. The potential payout for achievement of the financial performance goals was weighted 20% to sales, 35% to operating profit and 15% to inventory turns. The relative weighting among these goals was determined by the Committee with input from the CEO and the EVP-HR to reflect the Company’s strategic priorities. The relative weighting on operating profit also reflects our belief that operating profit and the expense control inherent in that measure provide a more effective means to drive bottom line results for shareholders in a difficult economy than sales, which are more subject to macroeconomic factors

EXECUTIVE COMPENSATION

outside of our control. The pre-established definitions of sales and operating profit under the plan provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs exceeding $50 million in the aggregate for specified types of strategic restructuring transactions in Fiscal 2009. The Committee adopted these definitions for plan purposes because these strategic decisions support the long-term best interests of the Company and therefore should not adversely affect incentive opportunities.

For target achievement of the financial performance goals, executive officers receive 100% payout for this portion of the award, and at threshold and maximum achievement, the payout is 10% and 110%, respectively. The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels. The threshold performance level encourages incremental performance when achievement of the target appears to be unlikely. The target performance level was consistent with our 2009 business plan and the forecast disclosed at the beginning of Fiscal 2009. The maximum performance level rewards participants for above-target performance while avoiding windfall payouts due to a better than expected external environment. The Committee does not have discretion to increase the MIP payout but may decrease the payout even if the performance goals are achieved.

The payouts for the financial performance goals component of the MIP for Mr. Blake and Ms. Tomé are based on overall Company performance. For the other named executive officers, payouts are based upon the level of achievement of the portion or subset of the corporate financial performance goals that corresponds to the portion of the Company’s annual business plan for which they were accountable. The specific performance levels that correspond to specific portions of the Company’s annual business plan are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

For Fiscal 2009, the Committee also selected the following strategic performance goals:

•	A specified increase in the percentage of stores and annualized cost of goods sold serviced by our Rapid Deployment Centers;

•	A specified year over year increase in our voice of the customer “net promoter” score;

•	In-sourcing a targeted percentage of merchandising maintenance services in a specified number of departments, while maintaining or increasing vendor satisfaction survey scores; and

•	Increasing market share, as measured by an independent source, in five specific merchandise categories.

The strategic performance goals were determined by the Committee with input from the CEO and the EVP-HR to reflect four of the Company’s pre-established strategic initiatives for Fiscal 2009. Each goal is equally weighted. Specific, measurable success criteria were set at the beginning of the year for each of the goals. The Committee expected that they would be achievable with strong execution, but not automatically achieved. Achievement of the specified criteria for each strategic performance goal is required for any payout with regard to that goal, with no partial payment for incremental performance.

EXECUTIVE COMPENSATION

¡	MIP Results: Based on the achievement in Fiscal 2009 of the financial performance goals and strategic performance goals, the following table sets forth the target and actual awards for the MIP for Fiscal 2009 for each of the named executive officers:

	At Target Performance		At Actual Performance
Name	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Francis S. Blake	200%	$2,050,000	206%	$2,107,730
Carol B. Tomé	125%	$1,137,500	129%	$1,169,533
Craig A. Menear	100%	$675,000	103%	$692,076
Marvin R. Ellison	100%	$625,000	103%	$640,811
Annette M. Verschuren	75%	$473,350	56%	$419,771

These results reflected achievement of the Company financial performance goals in excess of target level for sales and in excess of maximum levels for operating profit and inventory turns. These results also reflected satisfaction of all criteria relating to the strategic performance goals, except for the market share in two of the five merchandise categories. Ms. Verschuren’s payout reflects below target operating profit results for Canada and China, the portion of the business for which she was responsible in Fiscal 2009.

With respect to the financial performance goals, for purposes of the MIP, Fiscal 2009 sales were $65.95 billion, operating profit was $4.85 billion, and inventory turns were 4.03 times. Accordingly, as noted above, the Company exceeded the target performance level for sales and the maximum performance levels for operating profit and inventory turns. Pursuant to the pre-established definition of sales, a total of $221 million of sales with respect to the closing of the EXPO and other businesses were excluded. Actual sales without this exclusion were $66.18 billion, which also exceeded the target performance level for sales under the MIP. Pursuant to the pre-established definition of operating profit, operating profit was adjusted by $48 million, reflecting the excess of the actual charges taken in Fiscal 2009 with respect to the closing of the EXPO and other businesses and a reduction in force and closure of three non-strategic locations over the projected charges included in the operating profit target under the MIP. Actual operating profits without this adjustment were $4.80 billion, which also exceeded the maximum performance level for operating profits under the MIP.

•	Long-Term Incentives. Our long-term incentives for Fiscal 2009 consisted of:

•	Performance shares;
•	Stock options;
•	Performance-based restricted stock; and
•	Performance-based deferred stock units.

For Fiscal 2009, we awarded the named executive officers annual long-term incentives consisting of 40% performance-based restricted stock or deferred stock units, 40% stock options and 20% performance shares. The Committee believed that this mix of equity components provided an appropriate balance of mid- and long-term performance measures and retention without promoting excessive risk-taking. The total value of awards granted was determined by the Committee after considering the value of equity grants of similar officers at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. For Fiscal 2009, the annual equity award for the CEO at the target level was 634% of base salary. It ranged from 281% to 319% of base salary for the other named executive officers.

¡	Performance Shares: The Fiscal 2009-2011 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2009-2011 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	9.7%	12.1%	14.5%
Three-Year Average Operating Profit	$4.291	$5.364	$6.437
Payout as a Percent of Target	25%	100%	200%

EXECUTIVE COMPENSATION

For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is equally weighted. The pre-established definition of operating profit provides for the same adjustments as under the MIP, and the pre-established definition of ROIC provides for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. Dividends will accrue on the performance share awards and be paid upon the payout of the award to the extent the award is earned. In selecting the performance criteria to use for the 2009-2011 awards, the Committee determined that these financial criteria would better incentivize performance due to the perceived ability of associates to more directly impact these results through their performance.

In the fiscal year ended February 1, 2009 (“Fiscal 2008”), the Committee granted the Fiscal 2008-2010 performance share award, which is based on our relative Total Shareholder Return (“TSR”) ranking compared to the TSR of the individual companies included in the S&P 500® over the three-year period. Named executive officers will receive 50% of the award if we rank at the 40th percentile, 100% of the award if we rank at the 50th percentile, and 300% of the award if we rank at the 100th percentile. For results between these percentile rankings, payment is determined by interpolation. There is no payout for a ranking below the 40th percentile. Dividends accrue on the performance share awards and will be paid upon the payout of the award to the extent the award is earned.

In the fiscal year ending February 3, 2008 (“Fiscal 2007”), the Committee granted the Fiscal 2007-2009 performance share award, which was based on our relative TSR ranking compared to the TSR of the individual companies included in the S&P 500® over the three-year period. We ranked below the 40th percentile at the end of the performance period, and, as a result, the named executive officers did not receive any shares under the award. No dividends were paid on the award because no shares were earned.

¡	Stock Options: In Fiscal 2009, we granted stock options with an exercise price equal to the fair market value of our stock on the date of grant. Options generally vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our 2005 Omnibus Plan.

¡	Performance-Based Restricted Stock: To better align compensation with performance, in Fiscal 2009 the Committee added a performance-based feature to our restricted stock awards, making them forfeitable if operating profit is less than 80% of the MIP target for Fiscal 2009. The performance target was met at the end of Fiscal 2009. As a result, the restricted stock will vest 50% on each of the 30 and 60 month anniversaries of the grant date.

¡	Performance-Based Deferred Stock Units: Consistent with common practice for grants made outside of the United States, deferred stock units were provided to Ms. Verschuren in Fiscal 2009 in lieu of restricted stock to delay taxation under Canadian tax laws until the award vests. The deferred stock units are deferred compensation arrangements payable in shares of our common stock. They contain the same performance-based feature as our restricted stock awards, making them forfeitable if operating profit is less than 80% of the MIP target for Fiscal 2009. The performance target was met at the end of Fiscal 2009. As a result, the deferred stock units will vest 100% on the third anniversary of the grant date.

¡

Long-Term Cash Awards:    In furtherance of the Committee’s decision in Fiscal 2008 to simplify overall performance pay and sharpen focus on the remaining performance metrics, no new long-term cash awards were made in Fiscal 2009. In addition, no payout was made to the named executive officers for the Fiscal 2007-2009 long-term cash awards granted in early

EXECUTIVE COMPENSATION

Fiscal 2007 because we did not meet the threshold performance levels set at the beginning of the performance period. The long-term cash awards for Fiscal 2007-2009 were payable only if we achieved the following levels of average diluted earnings per share (“EPS”) growth and ROIC during the three-year performance period.

Fiscal 2007-2009 LTIP	Threshold	Target	Maximum
Average Diluted EPS Growth (50% of Payout)	6.8%	13.5%	17.6%
ROIC (50% of Payout)	15.8%	17.0%	18.1%
Payout as % of Target	75%	100%	150%

Average diluted EPS was determined by averaging the percentage increase in diluted EPS for each fiscal year in the performance period. It includes the impact of any share repurchase program during the performance period. The Committee included ROIC as an additional performance measure to increase management’s focus on the efficient use of capital. Any payout of the award was to be equally weighted to achievement of the EPS and ROIC performance goals.

•	Deferred Compensation Plans. We have two nonqualified deferred compensation plans for our executives:

¡	The Deferred Compensation Plan for Officers (solely funded by the named executive officer); and
¡	The FutureBuilder Restoration Plan (“Restoration Plan”).

The plans, which are described in the notes to the Nonqualified Deferred Compensation table, are designed to permit participants to accumulate income for retirement and other personal financial goals. Deferred compensation arrangements are standard executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent. Neither of these plans provides above-market or preferential returns.

•

Perquisites.    We do not view perquisites as a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining executive talent. In Fiscal 2009, we eliminated tax reimbursements, or “gross-ups”, on all perquisites. We also discontinued the separate Company-paid term life insurance coverage and the separate Company-provided car program.

¡	Our named executive officers participate in the Supplemental Executive Choice Program (“SECP”), which for Fiscal 2009 provided an allowance of $125,000 on a calendar year basis for the CEO, $85,000 for EVPs and $70,000 Canadian dollars (approximately $58,000 USD) for Ms. Verschuren. The executive could apply the allowance to the purchase of financial planning and medical services, car and related expenses, life and disability insurance, excess personal liability coverage and coverage under a retiree medical plan.
¡	Our named executive officers participate in a death benefit program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, Ms. Tomé, Ms. Verschuren and Mr. Menear are the only named executive officers entitled to lifetime death benefit coverage. In Fiscal 2009, we determined not to provide this benefit to any new executive officers. In Fiscal 2009, we also eliminated all tax gross-ups on this perquisite for existing executive officers and increased their benefit from $250,000 to $400,000 to reflect the elimination of the tax reimbursement.
¡	We have requested that Mr. Blake travel by Company aircraft for security purposes when traveling for personal reasons, and we also make the use of Company aircraft available to other named executive officers on a more limited basis.

•	Other Benefits. Our named executive officers have the option to participate in various employee benefit programs, including medical, dental and life insurance benefits and our savings plans. These

EXECUTIVE COMPENSATION

benefit programs are generally available to all associates. We also provide all associates, including named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Employee Stock Purchase Plan (the “ESPP”), a nondiscriminatory, tax-qualified plan.

Management of Compensation-Related Risk

We have designed our compensation programs to avoid excessive risk-taking. As noted above under “Compensation Philosophy and Objectives” on page 32, we employ a number of mechanisms to mitigate the chance of our compensation program encouraging excessive risk-taking, including the following:

•

Compensation Recoupment Policy.    If the Board determines that any bonus, incentive payment, equity award or other compensation awarded or received by a named executive officer was based on any financial results or operating metrics that were achieved as a result of such officer’s knowing or intentional fraudulent or illegal conduct, we will seek to recover from the officer such compensation (in whole or in part) as we deem appropriate under the circumstances and as permitted by law. In determining whether to recover a payment, the Board will take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice our interests in any related proceeding or investigation.

•

Stock Ownership and Retention Guidelines.    Our Executive Stock Ownership and Retention Guidelines require executive officers to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value.

Title	Multiple of Salary
CEO	6x
EVPs	4x
Other Executive Officers	3x

Shares owned outright, restricted stock, deferred stock units and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan are counted towards this requirement. Unearned performance shares are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements.

In addition, for four years beginning June 10, 2008, any executive officer who acquires Company shares via the exercise of options granted after that date must retain one-third of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least twelve months or such earlier time as the individual ceases to be an executive officer of the Company.

As of March 30, 2010, all of our named executive officers complied with the stock ownership and retention guidelines.

Equity Grant Procedures

Company-wide equity grants, including equity grants to named executive officers, are awarded annually effective as of the date of the March meeting of the Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires and promoted employees, with a grant date effective as of the date of the next regularly scheduled quarterly Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

Severance and Change in Control Arrangements

We do not have a severance arrangement with our CEO. We do, however, have severance arrangements with Ms. Tomé and Ms. Verschuren. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. Ms. Verschuren is located in Canada, where severance arrangements are a common key feature of employment arrangements and an important element in attracting executive talent.

We do not have any change-in-control agreements with our executives. However, equity awards made to all salaried associates, including the named executive officers, provide for accelerated vesting on a change in control. This type of vesting is an effective means to retain associates through completion of a value-creating

EXECUTIVE COMPENSATION

transaction, especially for more senior executives for whom equity represents a significant portion of total compensation. In the event the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company.

Tax Deductibility Considerations

It is our policy generally to qualify compensation paid to named executive officers for deductibility under Internal Revenue Code Section 162(m). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our 2005 Omnibus Plan, and the stock options, performance-based restricted stock, performance-based deferred stock units, performance shares and long-term cash awards made under this plan, as well as the annual cash incentive award under the MIP, are structured to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards. Awards of pre-2009 restricted stock and deferred stock units do not generally qualify as performance-based compensation.

EXECUTIVE COMPENSATION

The following table sets forth the compensation during the last three fiscal years paid to or earned by the Company’s (1) CEO, (2) CFO, and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2009 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(3)	Stock Awards ($)(4) (5)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(6) (7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9) (10)	Total ($)
Francis S. Blake	2009	1,025,000	—	3,928,652	2,599,997	2,107,730	—	266,194	9,927,573
Chief Executive Officer & Chairman	2008	1,013,461	—	3,932,162	3,899,997	—	—	443,605	9,289,225
	2007	1,007,692	500,000	3,461,466	2,341,796	—	—	442,657	7,753,611

Carol B. Tomé	2009	910,000	—	1,787,778	1,159,995	1,169,533	—	214,861	5,242,167
Chief Financial Officer & Executive Vice President – Corporate Services	2008 2007	901,923 907,115	— 328,125	2,448,232 2,964,745	1,400,000 819,641	666,346 —	— —	224,899 226,145	5,641,400 5,245,771

Craig A. Menear	2009	675,000	—	1,171,463	759,998	692,076	—	123,945	3,422,482
Executive Vice President – Merchandising	2008	663,461	—	1,624,438	1,419,994	441,044	—	210,579	4,359,516
	2007	608,654	175,781	1,343,922	461,589	—	661	136,322	2,726,929

Marvin R. Ellison	2009	625,000	—	1,162,622	759,998	640,811	—	106,277	3,294,707
Executive Vice President – U.S. Stores	2008 2007	563,461 483,654	— 90,000	1,142,682 1,819,360	999,994 295,068	383,214 —	— 687	133,736 71,535	3,223,087 2,760,305

Annette M. Verschuren	2009	709,127	—	1,139,998	759,998	419,771	—	141,270	3,170,164
Division President – Canada(2)	2008	724,517	—	1,607,757	919,998	96,550	—	188,376	3,537,198
	2007	737,233	173,289	2,088,595	461,571	321,759	—	99,828	3,882,274

(1)

Salary amounts for Fiscal 2009 differ from amounts reported for Fiscal 2008 due to the timing of payroll periods, changes in base salary due to promotions in Fiscal 2008, and differences in exchange rates, as applicable.

(2)

Cash amounts for Ms. Verschuren were paid in Canadian dollars but are reflected in United States dollars in this table and throughout this Proxy Statement. The method used to convert Canadian currency to United States dollars was the closing currency exchange rate reported by Bloomberg on the date of approval for her Fiscal 2009 non-equity incentive plan compensation and the date of payment for other amounts.

(3)

Amounts for Fiscal 2007 represent full or partial payout of 30% of the target amount of the MIP set forth in the Grants of Plan-Based Awards table for that fiscal year. Each such amount was a discretionary payment determined by the Leadership Development and Compensation Committee based on individual performance rather than on pre-established performance targets communicated to the officer. Individual performance considerations were based on a combination of financial management, leadership abilities, talent management and operational effectiveness. Due to the discretionary nature of the payments, these amounts are disclosed in the Bonus column, rather than the Non-Equity Incentive Plan column. The remaining 70% of the potential payout is disclosed in the Non-Equity Incentive Plan Compensation column for Fiscal 2007. For Fiscal 2008 and 2009, such discretionary payments were eliminated.

(4)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2009, Fiscal 2008 and Fiscal 2007 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC on Form 10-K on March 25, 2010. There were no equity award forfeitures by the named executive officers during Fiscal 2009. The valuation of restricted stock and deferred stock unit awards is based on the closing stock price on the grant date.

EXECUTIVE COMPENSATION

(5)

Amounts reflect the grant date fair value of performance share, restricted stock and deferred stock unit awards granted to named executive officers during Fiscal 2009, Fiscal 2008 and Fiscal 2007, plus the value of share equivalents under the Restoration Plan, as follows. Fiscal 2007 contributions to the Restoration Plan reflect contributions for two plan years, since the January 31, 2007 and 2008 allocation dates both fell within Fiscal 2007.

Name	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Restricted Shares and Deferred Stock Units ($)			Value of Share Equivalents Under Restoration Plan ($)
	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2009	Fiscal 2008	Fiscal 2007	Fiscal 2009	Fiscal 2008	Fiscal 2007

Francis S. Blake	1,299,978	3,887,475	3,349,281	2,599,980	—	—	28,693	44,686	112,185

Carol B. Tomé	579,998	1,046,613	1,071,073	1,159,996	1,399,974	1,749,963	47,784	1,645	143,709

Craig A. Menear	379,999	687,763	445,245	759,999	919,995	852,489	31,465	16,681	46,188

Marvin R. Ellison	379,999	373,779	385,588	759,999	749,958	1,404,973	22,624	18,945	28,799

Annette M. Verschuren	379,999	687,763	603,160	759,999	919,995	1,485,435	N/A	N/A	N/A

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2009, this value is the same as the value calculated assuming the maximum level of performance under the awards. The value of the Fiscal 2009 performance share awards as of the grant date assuming that the maximum level of the performance goals will be achieved is as follows for each of the named executive officers:

Name	Value of Fiscal 2009 Performance Shares Assuming Maximum Performance ($)

Francis S. Blake	2,599,957

Carol B. Tomé	1,159,996

Craig A. Menear	759,999

Marvin R. Ellison	759,999

Annette M. Verschuren	759,999

(6)

The Fiscal 2009 and Fiscal 2008 amounts represent payout for the Fiscal 2009 and Fiscal 2008 MIP awards set forth in the Grants of Plan-Based Awards table for Fiscal 2009 and Fiscal 2008, respectively. Fiscal 2007 payouts represent 70% of the Fiscal 2007 MIP awards based on financial performance goals as set forth in the Grants of Plan-Based Awards table for Fiscal 2007; full or partial payout of the 30% discretionary portion of the Fiscal 2007 MIP is reported in the Bonus column, as more fully described in footnote 3 above. The Fiscal 2007 amount for Ms. Verschuren represents payout of the Fiscal 2007 MIP based on the achievement of pre-established sales and operating profit goals for the Canada division.

(7)

Although Mr. Blake was awarded a Fiscal 2008 MIP payment of $1,200,888 based on the achievement of pre-established performance targets, he voluntarily waived it and did not accept this portion of his earned compensation.

(8)	The amounts represent preferential earnings on deferred compensation.

(9)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew expense, landing and parking fees, engine restoration cost and any lost tax deduction in connection with personal use. Any applicable deadhead flights are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance.

EXECUTIVE COMPENSATION

(10)

The following table identifies the perquisites for Fiscal 2009 that are required to be quantified by SEC rules. Because the SECP is a calendar year program, amounts received during the fiscal year may exceed the annual allowance amount due to the timing of payments. Other perquisites for Fiscal 2009 were home internet and fax services, personal use of Company tickets to entertainment events, dues to a community organization, medical expenses, long term disability and accidental death insurance, and matching charitable contributions.

Name	SECP ($)	Use of Airplane ($)

Francis S. Blake	125,010	106,184

Carol B. Tomé	107,582	58,438

Craig A. Menear	85,010	—

Marvin R. Ellison	85,010	N/A

Annette M. Verschuren	88,345	N/A

EXECUTIVE COMPENSATION

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2009.

Francis S. Blake

The Company entered into an employment arrangement with Francis S. Blake, Chairman and CEO, dated January 23, 2007. Mr. Blake’s base salary is currently $1,025,000, subject to possible future adjustment pursuant to an annual salary review. Mr. Blake was eligible to receive a target MIP incentive award of up to 200% of base salary for Fiscal 2009, payout of which is based on achieving pre-established goals. Mr. Blake was also eligible to receive a long-term cash award for the Fiscal 2007-2009 performance period, with an incentive target of 100% of his base salary; however, since threshold performance levels for this award were not achieved, no cash award was paid.

Pursuant to the arrangement, on February 22, 2007, Mr. Blake received an award of $2.5 million in performance shares. Mr. Blake also received an award of $2.5 million in performance-vested options. The terms of these awards are described below in footnotes 2 and 5 to the “Outstanding Equity Awards At 2009 Fiscal Year End” table.

In addition to benefits available to all salaried associates, Mr. Blake is eligible to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program; (b) SECP; and (c) Restoration Plan. The Company has requested that Mr. Blake travel by Company aircraft for security purposes. However, to the extent Mr. Blake or his family use Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

Carol B. Tomé

On January 22, 2007, the Company entered into an employment arrangement with Carol B. Tomé, CFO and Executive Vice President – Corporate Services. Ms. Tomé’s annual base salary is currently $910,000, subject to possible future adjustment pursuant to an annual salary review. Ms. Tomé was eligible to receive a target MIP incentive award of up to 125% of base salary for Fiscal 2009, payout of which is based on achieving pre-established goals. Ms. Tomé was also eligible to receive a long-term cash award for the Fiscal 2007-2009 performance period, with an incentive target of 75% of her base salary; however, since threshold performance levels for this award were not achieved, no cash award was paid.

In addition to benefits available to all salaried associates, Ms. Tomé is eligible to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program; (b) SECP; and (c) Restoration Plan.

Craig A. Menear

The Company entered into an employment arrangement with Craig A. Menear, Executive Vice President – Merchandising, effective April 30, 2007. Mr. Menear’s current annual base salary is $675,000, subject to possible future adjustment pursuant to an annual salary review. Mr. Menear’s annual incentive target under the MIP for Fiscal 2009 was 100% of base salary, payout of which is based on achieving pre-established goals. Mr. Menear was also eligible to receive a long-term cash award for the Fiscal 2007-2009 performance period, with an incentive target of 75% of his base salary; however, since threshold performance levels for this award were not achieved, no cash award was paid.

Pursuant to the arrangement, on May 24, 2007, Mr. Menear received a $125,000 restricted stock award that vests 100% on the fifth anniversary of the grant date, and a $125,000 stock option award that vests 25% on the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates, Mr. Menear is eligible to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program; (b) SECP; and (c) Restoration Plan.

Marvin R. Ellison

The Company entered into an employment arrangement with Marvin R. Ellison, Executive Vice President – U.S. Stores, effective August 25, 2008. Mr. Ellison’s current annual base salary is $625,000, subject to possible future adjustment pursuant to an annual salary review.

EXECUTIVE COMPENSATION

Mr. Ellison’s annual incentive target under the MIP in Fiscal 2009 was 100% of base salary, payout of which is based on achieving pre-established goals. Mr. Ellison was also eligible to receive a long-term cash award for the Fiscal 2007-2009 performance period, with an incentive target of 50% of his base salary; however, since threshold performance levels for this award were not achieved, no cash award was paid.

Pursuant to the arrangement, on November 20, 2008, Mr. Ellison received a $250,000 restricted stock award that vests 50% on the 30th month and 50% on the 60th month anniversaries of the grant date. He also received a $500,000 stock option award that vests 25% on each of the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates, Mr. Ellison is eligible to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program; (b) SECP; and (c) Restoration Plan.

Annette M. Verschuren

Ms. Verschuren has served as Division President – Canada since 1996. Her current annual base salary is $793,480 Canadian dollars (approximately $709,000 U.S. dollars), subject to possible future adjustment pursuant to an annual salary review. She was eligible to receive a target MIP incentive award of up to 75% of base salary for Fiscal 2009, payout of which is based on achieving pre-established goals. Ms. Verschuren was also eligible to receive a long-term cash award for the Fiscal 2007-2009 performance period, with an incentive target of 50% of her base salary; however, since threshold performance levels for this award were not achieved, no cash award was paid.

In addition to benefits available to all salaried associates, Ms. Verschuren is eligible to participate in the Company’s executive officer programs, including the death-benefit-only insurance program and the SECP.

EXECUTIVE COMPENSATION

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2009.

FISCAL 2009 GRANTS OF PLAN-BASED AWARDS(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date(3)	Date(3)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Francis S. Blake
Performance Shares	3/25/2009	2/26/2009	—	—	—	6,980	55,841	111,682	—	—	—	1,299,978
Annual Stock Grant	3/25/2009	2/26/2009	—	—	—	—	111,683	—	—	—	—	2,599,980
Annual Option Grant	3/25/2009	2/26/2009	—	—	—	—	—	—	—	388,930	23.28	2,599,997
2009 MIP(2)	2/26/2009	2/26/2009	30,750	2,050,000	2,193,500	—	—	—	—	—	—	—
Carol B. Tomé
Performance Shares	3/25/2009	2/25/2009	—	—	—	3,114	24,914	49,828	—	—	—	579,998
Annual Stock Grant	3/25/2009	2/25/2009	—	—	—	—	49,828	—	—	—	—	1,159,996
Annual Option Grant	3/25/2009	2/25/2009	—	—	—	—	—	—	—	173,522	23.28	1,159,995
2009 MIP(2)	2/25/2009	2/25/2009	17,063	1,137,500	1,217,125	—	—	—	—	—	—	—
Craig A. Menear
Performance Shares	3/25/2009	2/25/2009	—	—	—	2,040	16,323	32,646	—	—	—	379,999
Annual Stock Grant	3/25/2009	2/25/2009	—	—	—	—	32,646	—	—	—	—	759,999
Annual Option Grant	3/25/2009	2/25/2009	—	—	—	—	—	—	—	113,687	23.28	759,998
2009 MIP(2)	2/25/2009	2/25/2009	10,125	675,000	722,250	—	—	—	—	—	—	—
Marvin R. Ellison
Performance Shares	3/25/2009	2/25/2009	—	—	—	2,040	16,323	32,646	—	—	—	379,999
Annual Stock Grant	3/25/2009	2/25/2009	—	—	—	—	32,646	—	—	—	—	759,999
Annual Option Grant	3/25/2009	2/25/2009	—	—	—	—	—	—	—	113,687	23.28	759,998
2009 MIP(2)	2/25/2009	2/25/2009	9,375	625,000	668,750	—	—	—	—	—	—	—
Annette M. Verschuren
Performance Shares	3/25/2009	2/25/2009	—	—	—	2,040	16,323	32,646	—	—	—	379,999
Annual Stock Grant	3/25/2009	2/25/2009	—	—	—	—	32,646	—	—	—	—	759,999
Annual Option Grant	3/25/2009	2/25/2009	—	—	—	—	—	—	—	113,687	23.28	759,998
2009 MIP(2)	2/25/2009	2/25/2009	7,100	473,350	506,485	—	—	—	—	—	—	—

(1)	All awards were granted under the 2005 Omnibus Plan, other than MIP awards, which were granted under the MIP.

(2)

The Fiscal 2009 MIP is based 70% on financial performance goals and 30% on strategic performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2009 MIP reflects the minimum possible payout under the strategic performance goals, as discussed below under “Terms of Plan-Based Awards Granted to the Named Executive Officers for Fiscal 2009 – 2009 MIP”.

(3)	See discussion under “Equity Grant Procedures” in the Compensation Discussion and Analysis above.

(4)

Amounts represent the grant date fair value of awards granted in Fiscal 2009 computed in accordance with the FASB ASC Topic 718. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC on Form 10-K on March 25, 2010. There were no equity award forfeitures by the named executive officers during Fiscal 2009. The valuation of restricted stock and deferred stock unit awards is based on the closing stock price on the grant date.

EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO THE NAMED EXECUTIVE OFFICERS FOR FISCAL 2009

The Leadership Development and Compensation Committee approved the annual grants of performance shares, performance-based restricted stock or deferred stock units, and stock options under the 2005 Omnibus Plan for the named executive officers shown above for Fiscal 2009. Mr. Blake’s awards were approved by the independent members of the Board.

Performance Shares.    For Fiscal 2009, 20% of the equity compensation provided to named executive officers was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares earned, and a pro rata portion of any shares earned in the event of death or disability before retirement. Because Mr. Blake reached age 60 and had more than five years of service on July 30, 2009, he became “retirement eligible,” and his performance share award became non-forfeitable, although payout is based on achievement of the performance goals. The executive is entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. Dividends accrue on performance share awards and are paid upon the payout of the award to the extent the award is earned.

Annual Stock Grants.    For Fiscal 2009, 40% of the equity compensation provided to named executive officers was in the form of performance-based restricted stock or deferred stock unit awards, which are forfeitable if operating profit is less than 80% of the MIP target for Fiscal 2009. If the performance target is met, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on the 30th and 50% on the 60th month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon change in control or termination due to death or disability. In addition, if the performance condition is met, the restricted stock becomes non-forfeitable once the executive reaches age 60 with at least five years of continuous service, but is not transferable before the time-based vesting dates. Mr. Blake’s award became non-forfeitable when the performance condition was met for Fiscal 2009 because he was retirement eligible at that time. Deferred stock units were provided to Ms. Verschuren in lieu of restricted stock to delay her taxing event under Canadian tax laws until the award vests. The vesting schedule for the deferred stock units is the same as the annual restricted stock grant except that the award vests 100% on the third anniversary of the grant date or sooner on termination due to death, disability or change in control. In addition, if the performance condition is met, the deferred stock units become non-forfeitable once the executive reaches age 60 with at least five years of continuous service, but shares are not payable to the executive until the time-based vesting dates. Dividends are paid on the restricted stock granted during Fiscal 2009 at the same rate and time that dividends are paid to all shareholders. Dividend equivalents accrue on the deferred stock units and are paid when the deferred stock units vest.

Annual Stock Option Grants.    For Fiscal 2009, 40% of the equity compensation provided to named executive officers was in the form of non-qualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, or, if sooner, on termination due to death, disability or change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible, but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term. Mr. Blake’s option award became non-forfeitable on July 30, 2009 when he became retirement eligible, but is not exercisable until the time-based vesting dates.

2009 MIP.    The MIP, the Company’s annual cash-based incentive plan, is comprised of financial performance goals (70%) and specific, measurable strategic performance goals (30%). The Committee approved threshold, target and maximum payouts for Fiscal 2009 for the named executive officers under the MIP. The threshold, target and maximum potential

EXECUTIVE COMPENSATION

payouts under the MIP for the named executive officers reflect the following percentages of base salary at the end of the Fiscal 2009:

	Percentage of Base Salary
Name	Threshold	Target	Maximum
Francis S. Blake	3%	200%	214%
Carol B. Tomé	1.88%	125%	133.75%
Craig A. Menear	1.5%	100%	107%
Marvin R. Ellison	1.5%	100%	107%
Annette M. Verschuren	1.13%	75%	80.25%

The threshold percentage above reflects the minimum possible payout under the strategic performance goals, which represents the minimum potential MIP payout for Fiscal 2009. The actual amounts earned based on achievement of Fiscal 2009 MIP financial and strategic performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table sets forth information regarding outstanding equity awards granted to the Company’s named executive officers as of the end of Fiscal 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	Price	Date	(#)		($)	(#)		($)
Francis S. Blake	350,000	—	—	46.96	4/28/2012	35,000	(3)	980,350	0	(5)	—
	70,000	—	—	24.55	3/18/2013	30,000	(3)	840,300	308,675	(5)	8,645,975
	50,000	—	—	36.50	3/16/2014	20,000	(3)	560,200	57,272	(5)	1,604,198
	47,250	15,750(1)	—	37.70	3/22/2015	37,500	(3)	1,050,375	—		—
	—	—	222,816(2)	41.18	2/22/2017	13,236	(3)(4)	370,740	—		—
	—	595,056(1)	—	26.84	3/18/2018	37,500	(3)	1,050,375	—		—
	—	388,930(1)	—	23.28	3/24/2019	29,350	(3)(4)	822,094	—		—
	—	—	—	—	—	12,500	(3)	350,125	—		—
	—	—	—	—	—	15,220	(3)(4)	426,312	—		—
	—	—	—	—	—	111,683	(3)	3,128,241	—		—
Carol B. Tomé	1,886	—	—	53.00	2/24/2010	6,000	(7)	168,060	0	(5)	—
	10,000	—	—	53.00	2/24/2010	6,000	(7)	168,060	83,103	(5)	2,327,728
	60,000	—	—	40.00	2/21/2011	6,000	(7)	168,060	25,553	(5)	715,728
	100,000	—	—	49.99	5/29/2011	30,000	(7)	840,300	—		—
	50,000	—	—	36.69	9/17/2011	25,000	(7)	700,250	—		—
	100,000	—	—	46.96	4/28/2012	37,500	(7)	1,050,375	—		—
	70,000	—	—	24.55	3/18/2013	24,000	(7)	672,240	—		—
	50,000	—	—	36.50	3/16/2014	37,500	(7)	1,050,375	—		—
	48,750	16,250(6)	—	37.70	3/22/2015	51,000	(7)	1,428,510	—		—
	20,714	62,145(6)	—	38.74	3/20/2017	30,000	(7)	840,300	—		—
	—	213,610(6)	—	26.84	3/18/2018	26,448	(7)	740,808	—		—
	—	173,522(6)	—	23.28	3/24/2019	45,172	(7)	1,265,268	—		—
	—	—	—	—	—	52,160	(7)	1,461,002	—		—
	—	—	—	—	—	49,828	(7)	1,395,982	—		—
Craig A. Menear	1,886	—	—	53.00	2/24/2010	3,750	(9)	105,038	0	(5)	—
	15,614	—	—	53.00	2/24/2010	7,250	(9)	203,073	54,610	(5)	1,529,624
	16,000	—	—	40.00	2/21/2011	7,500	(9)	210,075	16,741	(5)	468,927
	7,500	—	—	49.89	8/15/2011	17,150	(9)	480,372	—		—
	15,000	—	—	46.96	4/28/2012	5,000	(9)	140,050	—		—
	11,250	—	—	33.86	8/21/2012	13,224	(9)	370,404	—		—
	7,000	—	—	24.55	3/18/2013	18,779	(9)	526,000	—		—
	18,750	—	—	32.76	8/20/2013	3,209	(9)	89,884	—		—
	27,500	—	—	36.50	3/16/2014	34,277	(9)	960,099	—		—
	14,662	4,888(8)	—	37.70	3/22/2015	32,646	(9)	914,414	—		—
	8,611	25,835(8)	—	38.74	3/20/2017	—		—	—		—
	2,945	8,836(8)	—	38.95	5/23/2017	—		—	—		—
	—	140,372(8)	—	26.84	3/18/2018	—		—	—		—
	—	90,661(8)	—	18.52	11/19/2018	—		—	—		—
	—	113,687(8)	—	23.28	3/24/2019	—		—	—		—
Marvin R. Ellison	15,000	—	—	33.86	8/21/2012	3,750	(11)	105,038	0	(5)	—
	14,000	—	—	24.55	3/18/2013	5,250	(11)	147,053	29,679	(5)	831,306
	20,000	—	—	36.50	3/16/2014	6,000	(11)	168,060	16,741	(5)	468,927
	10,650	3,550(10)	—	37.70	3/22/2015	5,000	(11)	140,050	—		—
	11,250	3,750(10)	—	42.51	11/16/2015	19,000	(11)	532,190	—		—
	7,457	22,372(10)	—	38.74	03/20/2017	22,500	(11)	630,225	—		—
	—	76,289(10)	—	26.84	03/18/2018	5,000	(11)	140,050	—		—
	—	90,661(10)	—	18.52	11/19/2018	16,262	(11)	455,499	—		—
	—	113,687(10)	—	23.28	3/24/2019	26,742	(11)	749,043	—		—
	—	—	—	—	—	18,628	(11)	521,770	—		—
	—	—	—	—	—	13,498	(11)	378,079	—		—
	—	—	—	—	—	32,646	(11)	914,414	—		—
Annette M. Verschuren	9,886	—	—	53.00	2/24/2010	14,742	(13)	412,923	0	(5)	—
	25,000	—	—	40.00	2/21/2011	15,000	(13)	420,150	54,610	(5)	1,529,624
	25,000	—	—	36.69	9/17/2011	22,395	(13)	627,284	16,741	(5)	468,927
	40,000	—	—	46.96	4/28/2012	13,341	(13)	337,681	—		—
	38,500	—	—	24.55	3/18/2013	27,789	(13)	778,370	—		—
	15,000	—	—	25.42	3/25/2013	36,408	(13)	1,019,788	—		—
	27,500	—	—	36.50	3/16/2014	33,483	(13)	937,859	—		—
	23,250	7,750(12)	—	37.70	3/22/2015	26,592	(13)	744,842	—		—
	11,665	34,996(12)	—	38.74	3/20/2017	30,108	(13)	843,325	—		—
	—	140,372(12)	—	26.84	3/18/2018	—		—	—		—
	—	113,687(12)	—	23.28	3/24/2019	—		—	—		—

EXECUTIVE COMPENSATION

(1)

Mr. Blake’s unexercisable options vest as follows: (a) 15,750 became nonforfeitable on July 30, 2009 but were not exercisable until March 23, 2010, (b) 595,056 became nonforfeitable on July 30, 2009 but are only exercisable in tranches of 148,764 on each of March 19, 2010, 2011, 2012 and 2013 and (c) 388,930 became nonforfeitable on July 30, 2009 but are only exercisable in tranches of 97,232 on each of March 25, 2011 and 2013 and 97,233 on March 25, 2012 and 2014.

(2)

On February 22, 2007, Mr. Blake received an award of $2.5 million in performance-vested options. Mr. Blake’s performance-vested options will vest only if the Company’s stock price increases 25% over the $41.18 grant price and will be forfeited if this increase is not achieved by February 22, 2012. In the event of Mr. Blake’s death, disability or retirement, the stock options will continue to vest and, if vested by February 22, 2012, may be exercised through February 22, 2017. The performance-vested options had no intrinsic value based on the closing stock price on January 29, 2010.

(3)

Mr. Blake’s restricted stock vests as follows: (a) 13,236 on March 23, 2010, (b) 12,500 on August 6, 2010, (c) 29,350 on March 20, 2011, (d) 135,000 on July 30, 2011, (e) 12,500 on August 18, 2011, (f) 55,841 on September 25, 2011 and 55,842 on March 25, 2014 (which shares became nonforfeitable (and subject to withholding tax obligations) when the performance condition on the shares was satisfied on the date the 2009 Form 10-K was filed, but which remain restricted until the time-based vesting dates are reached), (g) 15,220 on November 16, 2011 and (h) 12,500 on March 20, 2012.

(4)

Amounts shown reflect Mr. Blake’s outstanding restricted stock awards net of shares withheld to pay taxes on grants that became nonforfeitable on July 30, 2009; the remaining shares continue to be restricted until the time-based vesting dates are reached.

(5)

The named executive officers’ performance share awards vest upon certification of earned amounts by the Leadership Development and Compensation Committee following the completion of the performance periods ending January 31, 2010 for the first award, January 30, 2011 for the second award, and January 29, 2012 for the third award. The vesting for the first two awards is based on the Company’s relative TSR ranking compared to the TSR ranking of the individual companies included in the S&P 500® , with a threshold payout of 50% of the award at the 40th percentile, target payout of 100% at the 50th percentile, maximum payout of 300% at the 100th percentile and no payout for percentile rankings below the 40th percentile. The vesting of the third award is based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives – Performance Shares.” The performance share awards vest sooner in the event of a change in control of the Company. The number of shares vesting upon a change in control is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the target award amount, prorated based on the number of days in the performance period after the change in control. Dividends accrue on the performance shares and will be paid upon the payout of the award to the extent the award is earned. For the Fiscal 2007-2009 award, no shares are reported because the threshold performance level was not met as of January 31, 2010, and the Committee certified in February 2010 that no shares were earned by the named executive officers for that award. For the Fiscal 2008-2010 award and the Fiscal 2009-2011 award, the reported number of shares assumes achievement of the maximum level of performance and the target level of performance, respectively, in each case based on actual performance through the end of Fiscal 2009, and include dividends accrued through January 31, 2010 based on the assumed level of performance. The reported value of the performance share awards is based on the closing stock price on January 29, 2010.

(6)

Ms. Tomé’s unexercisable options vest as follows: (a) 16,250 on March 23, 2010, (b) 20,715 on each of March 21, 2010, 2011 and 2012, (c) 53,402 on March 19, 2010 and 2012, and 53,403 on March 19, 2011 and 2013 and (d) 43,380 on March 25, 2011 and 2013 and 43,381 on March 25, 2012 and 2014.

EXECUTIVE COMPENSATION

(7)

Ms. Tomé’s restricted stock vests as follows: (a) 24,000 on March 23, 2010, (b) 12,500 on August 6, 2010, (c) 26,080 on September 19, 2010, (d) 51,000 on March 20, 2011, (e) 12,500 on August 18, 2011, (f) 24,914 on September 25, 2011, (g) 26,448 on November 16, 2011, (h) 10,000 on March 20, 2012, (i) 45,172 on March 21, 2012, (j) 26,080 on March 19, 2013, (k) 24,914 on March 25, 2014, (l) 20,000 on March 20, 2016, and (m) 123,000 on January 8, 2019.

(8)

Mr. Menear’s unexercisable options vest as follows: (a) 8,612 on March 21, 2010, (b) 4,888 on March 23, 2010, (b) 8,611 on March 21, 2011 and 8,612 on March 21, 2012, (c) 2,945 on each of May 24, 2010 and 2011 and 2,946 on May 24, 2012, (d) 35,093 on each of March 19, 2010, 2011, 2012 and 2013, (e) 22,665 on each of November 20, 2010, 2011 and 2012 and 22,666 on November 20, 2013 and (f) 28,421 on March 25, 2011 and 28,422 on each of March 25, 2012, 2013 and 2014.

(9)

Mr. Menear’s restricted stock vests as follows: (a) 7,250 on March 23, 2010, (b) 1,250 on August 6, 2010, (c) 17,138 on September 19, 2010, (d) 17,150 on March 20, 2011, (e) 2,500 on August 18, 2011, (f) 5,000 on August 24, 2011, (g) 16,323 on September 25, 2011 (h) 13,224 on November 16, 2011, (i) 18,779 on March 21, 2012, (j) 3,209 on May 24, 2012, (k) 17,139 on March 19, 2013, (l) 16,323 on March 25, 2014, and (m) 7,500 on August 2, 2019.

(10)

Mr. Ellison’s unexercisable options vest as follows: (a) 3,550 on March 23, 2010, (b) 3,750 on November 17, 2010, (c) 7,457 on March 21, 2010 and 2011 and 7,458 on March 21, 2012, (d) 19,072 on each of March 19, 2010, 2011 and 2012 and 19,073 on March 19, 2013, (e) 22,665 on each of November 20, 2010, 2011 and 2012 and 22,666 on November 20, 2013 and (f) 28,421 on March 25, 2011 and 28,422 on each of March 25, 2012, 2013 and 2014.

(11)

Mr. Ellison’s restricted stock vests as follows: (a) 5,250 on March 23, 2010, (b) 1,250 on August 6, 2010, (c) 9,314 on September 19, 2010, (d) 5,000 on November 17, 2010, (e) 19,000 on March 20, 2011, (f) 6,749 on May 20, 2011, (g) 2,000 on August 18, 2011, (h) 5,000 on August 24, 2011, (i) 16,323 on September 25, 2011 (j) 7,500 on March 20, 2012 (k) 16,262 on March 21, 2012, (l) 26,742 on November 15, 2012, (m) 9,314 on March 19, 2013, (n) 6,749 on November 20, 2013, (o) 16,323 on March 25, 2014, (p) 15,000 on March 20, 2016, and (q) 6,500 on February 6, 2027.

(12)

Ms. Verschuren’s unexercisable options vest as follows: (a) 7,750 on March 23, 2010, (b) 11,665 on each of March 21, 2010 and 2011 and 11,666 on March 21, 2012, (c) 35,093 on each of March 19, 2010, 2011, 2012 and 2013 and (d) 28,421 on March 25, 2011 and 28,422 each on March 25, 2012, 2013 and 2014.

(13)

Ms. Verschuren’s restricted stock and deferred stock units vest as follows: (a) 13,341 deferred stock units on February 22, 2010, (b) 27,789 deferred stock units on March 21, 2010, (c) 36,408 deferred stock units on March 19, 2011, (d) 33,483 deferred stock units on March 25, 2012, (e) 22,395 deferred stock units on March 20, 2016, and (f) 86,442 deferred stock units and shares of restricted stock on June 24, 2018. Ms. Verschuren’s outstanding deferred stock units include dividend equivalent credits made subsequent to the award grant date.

EXECUTIVE COMPENSATION

The following table sets forth the options exercised and the shares of restricted stock and deferred stock units that vested for the Company’s named executive officers during Fiscal 2009.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Name	(#)	($)	(#)	($)

Francis S. Blake	N/A	N/A	22,000	472,560
	N/A	N/A	12,500	277,000
	N/A	N/A	8,501	188,382
	N/A	N/A	9,764(1)	252,399
	N/A	N/A	21,650(1)	559,653
	N/A	N/A	25,000	646,250
	N/A	N/A	11,228(1)	290,244
	N/A	N/A	10,000	275,000

Carol B. Tomé	N/A	N/A	22,000	472,560
	N/A	N/A	10,000	221,600
	N/A	N/A	7,762	172,006
	N/A	N/A	12,500	343,750

Craig A. Menear	N/A	N/A	12,000	257,760
	N/A	N/A	2,710	60,054
	N/A	N/A	5,000	135,150

Marvin R. Ellison	N/A	N/A	10,000	214,800
	N/A	N/A	7,500	166,200
	N/A	N/A	5,000	135,150

Annette M. Verschuren	N/A	N/A	4,189	92,828
	N/A	N/A	319	7,085
	N/A	N/A	33,000	731,280
	N/A	N/A	2,518	55,813
	N/A	N/A	9,900	219,384
	N/A	N/A	755	16,746
	N/A	N/A	7,500	206,250

(1)

Reflects shares withheld to pay taxes on restricted stock grants that became nonforfeitable on July 30, 2009. The remaining shares under these grants continue to be restricted until the time-based vesting dates are reached.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2009.

NONQUALIFIED DEFERRED COMPENSATION
	Executive Contributions in Last FY	Registrant Contributions In Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Francis S. Blake Restoration Plan(5)	N/A	28,693	63,727	N/A	276,199

Carol B. Tomé Restoration Plan(5)	N/A	47,784	85,625	N/A	380,338

Craig A. Menear Deferred Compensation Plan For Officers(6) Restoration Plan(5)	144,011 N/A	N/A 31,465	38,666 22,639	N/A N/A	274,372 119,390

Marvin R. Ellison Deferred Compensation Plan For Officers(6) Restoration Plan(5)	N/A N/A	N/A 22,624	9,410 15,966	N/A N/A	38,001 84,635

Annette M. Verschuren(7)	N/A	N/A	N/A	N/A	N/A

(1)

Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2009, which amounts are also disclosed in the Fiscal 2009 Salary column and the Fiscal 2008 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table.

(3)

Deferred Compensation Plan For Officers earnings represent returns on participant-selected investments. Restoration Plan earnings represent an increase in the value of the underlying Company stock during Fiscal 2009 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to shareholders.

(4)

For the Restoration Plan, all amounts in the aggregate balance for Mr. Blake and Ms. Tomé, and $110,362 and $79,689 of the aggregate balance amount for Messrs. Menear and Ellison, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $225,896 of the aggregate balance amount for Mr. Menear and $1,256 for Mr. Ellison were previously reported in the Summary Compensation Table.

(5)

The primary purpose of the Restoration Plan, an unfunded, nonqualified deferred compensation plan, is to provide retirement income to key management-level associates by reducing the impact of the effects of the maximum compensation limitation under the Internal Revenue Code that limits the maximum benefits that may accrue under the Company’s tax-qualified FutureBuilder 401(k) Plan. On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s taxable wages during the prior calendar year minus the Internal Revenue Code limit ($245,000 for 2009) multiplied by 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years

EXECUTIVE COMPENSATION

of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

(6)

The primary purpose of the Deferred Compensation Plan For Officers, an unfunded, nonqualified deferred compensation plan, is to allow officers to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. Officers may also elect an in-service distribution during a designated calendar year or upon a change in control. Payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not less than ten years commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

(7)	Ms. Verschuren was not eligible to participate in either the Restoration Plan or the Deferred Compensation Plan For Officers, since only U.S. associates are eligible to participate in these plans.

POTENTIAL PAYMENTS TO THE COMPANY’S NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

The following table sets forth the estimated value of benefits that the Company’s named executive officers would be entitled to receive, assuming a termination of employment by the Company without cause or by the executive for good reason as of January 31, 2010, the last day of Fiscal 2009. The named executive officers are not entitled to payment of any benefits upon termination for cause or without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which they participate. Messrs. Blake, Menear and Ellison’s employment arrangements do not entitle them to any severance payments upon employment termination. However, they would be entitled to any vested benefits under Company plans in which they participate.

TERMINATION BENEFITS
	Value of Salary Continuation	Value of Equity Awards Vesting on Termination	Value of Benefit Insurance Coverage	Total
Name	($)	($)	($)	($)

Carol B. Tomé(1)	1,820,000	5,300,300(3)	N/A	7,120,300

Annette M. Verschuren(2)	1,482,697	2,171,755(3)	8,265(4)	3,662,717

(1)

Under Ms. Tomé’s employment arrangement, pursuant to provisions that were originally adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (207,865 options with an intrinsic value of $330,149 and 177,442 restricted stock awards with an intrinsic value of $4,970,150 at the end of Fiscal 2009). Any unvested equity at the end of the salary continuation period will be forfeited. Ms. Tomé will also be entitled to any vested benefits under Company plans in which she participates.

Termination for cause by the Company generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in

EXECUTIVE COMPENSATION

material economic harm to the Company, subject to certain conditions, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment of a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

(2)

Under Ms. Verschuren’s non-competition agreement, upon termination of her employment by the Company without cause or by Ms. Verschuren for good reason, the Company will pay 24 months’ base salary continuation, and medical, dental and life insurance coverage during the salary continuation period. In addition, her outstanding equity awards at termination will continue to vest according to their terms during the salary continuation period (129,687 options with an intrinsic value of $216,549 and 77,535 restricted stock and deferred stock unit awards with an intrinsic value of $2,171,755 at the end of Fiscal 2009). Any unvested equity at the end of the salary continuation period will be forfeited. Ms. Verschuren will also be entitled to any vested benefits under Company plans in which she participates.

Termination for cause by the Company generally has the same meaning as under Ms. Tomé’s employment arrangement. For Ms. Verschuren, termination for good reason is triggered solely upon a decrease in her base salary without her consent.

(3)

Value reflects restricted stock or deferred stock units that would have vested during the 24-month period from the end of Fiscal 2009 for Ms. Tomé and Ms. Verschuren multiplied by a closing stock price of $28.01 on January 29, 2010, plus the vesting of stock options for the same time periods based on the intrinsic value per share on January 29, 2010.

(4)	Value reflects the estimated employer share of premiums for health, dental and life insurance coverage during the salary continuation period based on rates in effect on January 31, 2010.

In exchange for the foregoing severance payments, Ms. Tomé and Ms. Verschuren agreed that during the term of their employment and for 24 months thereafter, they will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. During the 36-month period following termination, they each have also agreed not to solicit any employee of the Company to accept a position with another entity. Each named executive officer is also subject to confidentiality restrictions on employment termination, and Messrs. Menear and Ellison are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively.

EXECUTIVE COMPENSATION

Change in Control and Termination Due to Death, Disability or Retirement

The Company does not maintain change-in-control agreements for its executives. However, equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. The following table sets forth the estimated value of benefits that the Company’s named executive officers would be entitled to receive assuming a change in control of the Company as of January 31, 2010. If Ms. Tomé’s or Ms. Verschuren’s employment is terminated in connection with a change in control, these executives would also be entitled to the salary continuation and benefit insurance coverages described in the preceding table.

CHANGE-IN-CONTROL BENEFITS
	Value of Equity Awards	Value of Performance Shares	Value of Incentive Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)

Francis S. Blake	12,114,966	6,722,148	—	18,837,114

Carol B. Tomé	13,019,973	2,067,670	—	15,087,643

Craig A. Menear	5,561,755	1,357,449	—	6,919,204

Marvin R. Ellison	6,368,841	932,257	—	7,301,098

Annette M. Verschuren	6,860,057	1,357,449	—	8,217,506

(1)

Value reflects outstanding restricted stock and deferred stock units at the end of Fiscal 2009, multiplied by a closing stock price of $28.01 on January 29, 2010, and outstanding unvested stock options based on the intrinsic value as of January 29, 2010. Mr. Blake’s performance-vested stock option award would not be payable since performance was below the threshold level for payout as of the end of Fiscal 2009.

(2)

Value reflects the following: (a) for the Fiscal 2008-2010 performance share award, (i) shares that would have been earned based on 224% actual performance at the end of Fiscal 2009 multiplied by a ratio of 728 days in the performance period through January 31, 2010 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days remaining in the performance period after January 31, 2010 to 1,092 total days in the performance period; and (b) for the Fiscal 2009-2011 performance share award, (i) shares that would have been earned based on 73% actual performance at the end of Fiscal 2008 multiplied by a ratio of 364 days in the performance period through January 31, 2010 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days remaining in the performance period after January 31, 2010 to 1,092 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $28.01 on January 29, 2010 to determine the intrinsic value as of January 31, 2010. Amounts include accrued dividends earned through the end of Fiscal 2009 that were converted into additional performance shares.

(3)	Value reflects payout of long-term cash award for the Fiscal 2007-2009 performance period.

EXECUTIVE COMPENSATION

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the Company’s named executive officers would be entitled to receive assuming death or disability as of January 31, 2010.

DEATH OR DISABILITY BENEFITS
	Value of Equity Awards	Value of Performance Shares		Death Benefit	Total
Name	($)(1)	($)		($)(4)	($)

Francis S. Blake	12,114,966	7,620,457	(2)	400,000	20,135,423

Carol B. Tomé	13,019,973	1,331,904	(3)	400,000	14,751,876

Craig A. Menear	5,561,755	874,864	(3)	400,000	6,836,620

Marvin R. Ellison	6,368,841	527,260	(3)	400,000	7,296,102

Annette M. Verschuren	6,860,057	874,864	(3)	400,000	8,134,922

(1)

Value reflects outstanding restricted stock and deferred stock units at the end of Fiscal 2009, multiplied by a closing stock price of $28.01 on January 29, 2010, and outstanding unvested stock options based on the intrinsic value as of January 29, 2010.

(2)

Value reflects the following: (a) for the Fiscal 2008-2010 performance share award, the shares that would have been earned based on 224% actual performance at the end of Fiscal 2009, and (B) for the Fiscal 2009-2011 performance share award, the shares that would have been earned based on 73% actual performance at the end of Fiscal 2009. The number of performance shares obtained is multiplied by a closing stock price of $28.01 on January 29, 2010 to determine the intrinsic value as of the end of Fiscal 2009. Amounts include accrued dividends earned through the end of Fiscal 2009 that were converted into additional performance shares.

(3)

Value reflects the following: (a) for the Fiscal 2008-2010 performance share award, a prorated portion of shares that would have been earned based on 224% actual performance at the end of Fiscal 2009 multiplied by a ratio of 728 days in the performance period through January 31, 2010 to 1,092 total days in the performance period, and (b) for the Fiscal 2009-2011 performance share award, the prorated portion of shares that would have been earned based on 73% actual performance at the end of Fiscal 2009 multiplied by a ratio of 364 days in the performance period through January 31, 2010 to 1,092 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $28.01 on January 29, 2010 to determine the intrinsic value as of the end of Fiscal 2009. Amounts include accrued dividends earned through the end of Fiscal 2009 that were converted into additional performance shares.

(4)	Value reflects a $400,000 death benefit.

EXECUTIVE COMPENSATION

Certain equity awards made to salaried associates, including the named executive officers, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of January 31, 2010, Mr. Blake was the only named executive officer who had met this condition. The following table sets forth the estimated value of benefits that Mr. Blake would be entitled to receive assuming termination due to retirement as of January 31, 2010.

RETIREMENT BENEFITS
	Value of Equity Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	7,283,241	7,620,457	14,903,698

(1)

Value reflects restricted stock grants made on or after November 18, 2004 that have the retirement eligibility provision described above and that are outstanding at the end of Fiscal 2009, multiplied by a closing stock price of $28.01 on January 29, 2010, and unvested stock options made on or after April 29, 2002 based on the intrinsic value as of January 29, 2010. Mr. Blake’s performance-vested stock option award would not be payable since performance was below threshold level for payout as of the end of Fiscal 2009.

(2)

Value reflects the following: (a) for the Fiscal 2008-2010 performance share award, the shares that would have been earned based on 224% actual performance at the end of Fiscal 2009, and (b) for the Fiscal 2009-2011 performance share award, the shares that would have been earned based on 73% actual performance at the end of Fiscal 2009. The number of performance shares obtained is multiplied by a closing stock price of $28.01 on January 29, 2010 to determine the intrinsic value as of the end of Fiscal 2009. Amounts include accrued dividends earned through the end of Fiscal 2009 that were converted into additional performance shares.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
	Number of Securities to be Issued Upon Exercise of Outstanding Options,		Weighted-Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	First Column)

Equity Compensation Plans Approved by Security Holders (1)	49,030,643	(2)	$ 36.81(3)	202,256,890	(4)

Equity Compensation Plans Not Approved by Security Holders (5)	2,598,530	(6)	$ 40.75(7)	19,977,461	(8)

Total	51,629,173			222,234,351

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan (“1997 Omnibus Plan”), the 2005 Omnibus Plan, the ESPP and The Home Depot, Inc. NonEmployee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 36,186,521 stock options under the 1997 Omnibus Plan, 10,622,067 stock options under the 2005 Omnibus Plan, 34,351 deferred shares or deferred stock units under the 1997 Omnibus Plan, 1,405,719 deferred shares or deferred stock units under the 2005 Omnibus Plan, 767,202 performance shares under the 2005 Omnibus Plan and 14,783 deferred stock units credited to participant accounts under the Directors Plan. Does not include 547,619 outstanding restricted shares granted under the 1997 Omnibus Plan and 19,342,181 outstanding restricted shares granted under the 2005 Omnibus Plan.

(3)

Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and 2005 Omnibus Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 187,505,287 shares under the 2005 Omnibus Plan, 12,685,662 shares under the ESPP (see Note 7 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 25, 2010 (“2009 Form 10-K”) and Exhibit 10.10 to the 2009 Form 10-K) and 2,065,941 shares under the Directors Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 7 to the Company’s consolidated financial statements in the 2009 Form 10-K and Exhibit 10.10 to the 2009 Form 10-K), the Restoration Plan (see Note 9 to the Company’s consolidated financial statements in the Company’s 2009 Form 10-K and Exhibit 10.7 to the 2009 Form 10-K) and the Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement dated as of December 4, 2000 between The Home Depot, Inc. and Robert L. Nardelli (see Exhibit 10.24 to the 2009 Form 10-K).

(6)	Includes 98,530 deferred stock units under the Restoration Plan and 2,500,000 nonqualified stock options under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(7)

Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-U.S. ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(8)	Represents shares available under the Non-U.S. ESPP.

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, the Company provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Company’s Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement, death, disability or a change in control of the Company.

Each director who was a Board member during Fiscal 2009 and who was not employed by the Company received an annual retainer of $280,000, paid in the following manner:

•	$230,000 in the form of deferred shares granted under the 2005 Omnibus Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. At least 12% of the Lead Director’s cash retainers are paid in the form of deferred stock units under the Directors Plan pursuant to a mandatory deferral requirement, and the remaining cash retainers are paid in the form of cash or deferred stock units under the Directors Plan at the election of the Lead Director. For Fiscal 2009, our Lead Director elected to receive 100% of her committee chair retainer and 20% of each of her annual cash Board retainer and Lead Director fee in deferred stock units under the Directors Plan.

Directors receive the annual stock retainer solely in the form of deferred shares under the 2005 Omnibus Plan. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

Each non-employee director who served as Chair of a Board committee received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board Committee chair fees were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions.

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. Mr. Blake’s All Other Compensation reported in the Summary Compensation Table includes $10,000 in matching contributions made under the program for Fiscal 2009. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation. Prior to February 26, 2009, the program also permitted each director who was a member of the Board prior to January 18, 2007 to recommend names of charitable organizations to which the Company could donate up to $1,000,000 upon the director’s retirement from the Board. The portion of the program that allowed directors to recommend charities for Company donations on retirement was eliminated for directors retiring after February 26, 2009.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during Fiscal 2009 by our non-employee directors who served during Fiscal 2009.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(1)	($)(2) (4)	($)(4)	($)(3)	($)

F. Duane Ackerman	50,000	230,000	—	10,000	290,000

David H. Batchelder	65,000	230,000	—	10,000	305,000

Ari Bousbib	60,000	230,000	—	—	290,000

Gregory D. Brenneman	60,000	230,000	—	10,000	300,000

Albert P. Carey	50,000	230,000	—	—	280,000

Armando Codina	50,000	230,000	—	—	280,000

Brian C. Cornell(5)	—	—	—	—	—

Bonnie G. Hill	140,000	230,000	—	6,000	376,000

Karen L. Katen	50,000	230,000	—	—	280,000

(1)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include fees for Chair and Lead Director positions. Messrs. Ackerman, Bousbib, Brenneman and Codina and Ms. Katen deferred their annual cash Board retainers under the Directors Plan, which retainers were converted to stock units payable in shares of Company common stock upon termination of Board service. Mr. Bousbib and Ms. Hill deferred 100% of their committee Chair retainers, and Ms. Hill deferred 20% of each of her annual cash Board retainer and Lead Director fee. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(2)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2009 computed in accordance with FASB ASC Topic 718.

The grant date fair value of the deferred share award granted during Fiscal 2009 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2009.

Grant Date	Shares (#)	Value ($)	Directors Who Received

05/28/2009	10,132	230,000	Ackerman, Batchelder, Bousbib, Brenneman, Carey, Codina, Hill, Katen

(3)	Amounts reported reflect matching charitable contributions.

DIRECTOR COMPENSATION

(4)

As of the end of Fiscal 2009, our non-employee directors who served during Fiscal 2008 held the following outstanding equity (amounts for each director who was not serving at the end of Fiscal 2009 are based on information available at the time of such director’s retirement):

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman	—	—	28,037	6,095	900	—	35,032
David H. Batchelder	—	—	28,989	—	—	34,157,510	34,186,499
Ari Bousbib	—	—	28,037	6,941	10,000	—	44,978
Gregory D. Brenneman	39,250	1,332	40,898	19,089	20,000	—	120,569
Albert P. Carey	—	—	21,692	—	—	—	21,692
Armando Codina	—	—	26,960	6,026	16,862	—	49,848
Brian C. Cornell	—	—	13,764	—	—	—	13,764
Bonnie G. Hill	45,500	1,795	40,898	10,369	2,399	—	100,961
Karen L. Katen	—	—	28,037	6,095	6,500	—	40,632

(5)	Mr. Cornell resigned from the Board on March 9, 2009.

COMPENSATION COMMITTEE REPORT

Each member of the Leadership Development and Compensation Committee is independent under the NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A.

The Leadership Development and Compensation Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the Leadership Development and Compensation Committee’s composition and meetings. The Leadership Development and Compensation Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The Leadership Development and Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the Leadership Development and Compensation Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the Leadership Development and Compensation Committee’s functions is set forth in the Leadership Development and Compensation Committee charter, which is available on the Company’s website at http://ir.homedepot.com and is also available in print upon request.

The Leadership Development and Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management. Based upon such review and discussions, the Leadership Development and Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2009.

This report has been furnished by the current members of the Leadership Development and Compensation Committee:

•	Gregory D. Brenneman, Chair
•	David H. Batchelder
•	Armando Codina
•	Bonnie G. Hill

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Batchelder, who served on the Audit Committee throughout Fiscal 2009, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at http://ir.homedepot.com and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees;

•

Concluded that KPMG LLP is independent from the Company and its management. The Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence;

•

Recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2009 for filing with the SEC. The Audit Committee made this recommendation based upon its review and the discussions with management and KPMG LLP; and

•

Determined that the provision of non-audit services is compatible with KPMG LLP’s independence. The Audit Committee has reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and all other services provided during Fiscal 2009, which are set forth below under “Independent Registered Public Accounting Firm’s Fees.”

This report has been furnished by the current members of the Audit Committee:

•	David H. Batchelder, Chair
•	F. Duane Ackerman
•	Ari Bousbib
•	Albert P. Carey

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT FEES

During Fiscal 2009 and Fiscal 2008, KPMG LLP billed the Company for fees in the aggregate amount of $4,609,000 and $4,959,000, respectively, for the annual audit of the Company’s financial statements and the quarterly reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q.

AUDIT-RELATED FEES

During Fiscal 2009 and Fiscal 2008, the Company paid KPMG LLP fees in the aggregate amount of $200,000 and $180,000, respectively, for audit-related services provided during those years related to the Company’s retirement and benefits plans.

TAX FEES

During Fiscal 2009 and Fiscal 2008, the Company paid KPMG LLP fees in the aggregate amount of $264,000 and $290,000, respectively, for tax services provided during those years, which consisted of tax consulting and advisory services related to goods and services tax and sales tax in Canada and Mexico.

ALL OTHER FEES

No other services or related fees were provided or billed by KPMG LLP for Fiscal 2009 and Fiscal 2008.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chairman of the Audit Committee. When services are pre-approved by the Chairman, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information about the number of shares held as of December 31, 2009 by persons we know to be the beneficial owners of more than five percent of our outstanding common stock. The percentage ownership is based on the number of shares of our outstanding common stock as of March 22, 2010.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	87,386,000	5.2%

(1)

Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 11, 2010 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”). Capital World reported sole voting power as to 8,551,000 shares and sole dispositive power as to 87,386,000 shares and reported that it is deemed to be the beneficial owner of the 87,386,000 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

The following table includes the Company stock beneficially owned, as of March 22, 2010, by our directors, the named executive officers and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our outstanding common stock as of March 22, 2010.

Name of Beneficial Owner	Total Beneficial Ownership(1)	Deferred Shares/ Stock Units(4)	Percent of Class
Francis S. Blake	1,143,133(2)	9,861	*
F. Duane Ackerman	900	34,132	*
David H. Batchelder	26,266,610(3)	28,989	1.6%
Ari Bousbib	10,000	34,979	*
Gregory D. Brenneman	58,332	59,987	*
Albert P. Carey	0	21,692	*
Armando Codina	16,862	32,985	*
Bonnie G. Hill	39,944	51,266	*
Karen L. Katen	6,500	34,132	*
Marvin R. Ellison	302,131	3,022	*
Craig A. Menear	340,643	4,262	*
Carol B. Tomé	1,158,743	13,579	*
Annette M. Verschuren	346,232	148,985	*
Directors and executive officers as a group (16 people)	30,448,385	560,169	1.8%

(1)

Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the 2005 Omnibus Plan and the 1997 Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable as of May 21, 2010 as follows: Francis S. Blake – 681,764; Gregory D. Brenneman – 37,000; Bonnie G. Hill – 35,750; Marvin R. Ellison – 108,436; Craig A. Menear – 177,811; Carol B. Tomé – 589,831; Annette M. Verschuren – 260,423; and directors and executive officers as a group (16 people) – 2,306,785. Amounts in this column do not include

BENEFICIAL OWNERSHIP OF COMMON STOCK

shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 22, 2010, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights.

(2)	This amount includes 333 shares held by a family trust.

(3)

Mr. Batchelder is a Principal of Relational Investors LLC (RILLC). RILLC is the record owner of 100 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P., Relational Fund Partners, L.P., Relational Coast Partners, L.P., RH Fund 1, L.P., RH Fund 6, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P. and Relational Investors Alpha Fund I, L.P. These limited partnerships own a total of 13,876,188 shares. An additional 5,151,585 shares are held in accounts managed by RILLC and an additional 7,238,737 shares are held through co-investment arrangements with certain entities listed above. Mr. Batchelder disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)

These amounts reflect deferred shares and deferred stock units granted under the 2005 Omnibus Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan.

GENERAL

CERTAIN RELATED PERSONS TRANSACTIONS

The Nominating and Corporate Governance Committee, which is comprised of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. The General Counsel also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director, or a company with which a director is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company’s requirements with respect to review and approval or ratification of related-party transactions are set forth in the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. The Nominating and Corporate Governance Committee is not required to review and approve or ratify employment, compensation or similar arrangements between the Company and Board members or between the Company and executive officers.

The Nominating and Corporate Governance Committee has identified the following related-party transactions and relationships:

Francis S. Blake, who is the son of Frank Blake, the Company’s Chairman and CEO, has been a district manager for the Company since March 2009. Prior to that position, he was a store manager since June 2006 and joined the Company in September 2004. During Fiscal 2009, Mr. Blake earned or received an aggregate of $185,364 in base and incentive compensation. He was also reimbursed $136,290 for relocation expenses related to his promotion to district manager under our standard relocation policy. In addition to his base compensation and customary employee benefits, Mr. Blake continues to be eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. Mr. Blake’s compensation is within the established range paid to district managers.

The Company, principally through The Home Depot Foundation, has supported Habitat for Humanity since 1991. Elizabeth Blake, the wife of Frank Blake, the Company’s Chairman and CEO, serves as general counsel of Habitat for Humanity International. In Fiscal 2009, the Foundation made cash grants of approximately $5.5 million to Habitat and its international and local affiliates as part of its commitment to donate $30 million (including monetary and in-kind donations) to Habitat to provide energy-efficient and sustainable building resources and funding for a portion of the single- and multi-family homes that Habitat builds over a five-year period. In Fiscal 2009, the Foundation also made cash grants of an additional $385,000 and product donations of approximately $4.6 million in retail value to various affiliates of Habitat.

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. This code includes a Code of Ethics for Senior Financial Officers that is applicable to the CEO, CFO, Controller, Treasurer, all Vice Presidents of the Finance Department and other designated financial associates. The complete text of both codes is available on the Company’s website at http://ir.homedepot.com and is also available in print at no charge upon request. The Company will post any amendments to or waivers from the Code of Conduct (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE, and furnished to the Company, during Fiscal 2009 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of the written certifications provided to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2009.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s Proxy Statement, proposals must be submitted in writing by December 8, 2010. Proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339.

Notice of proposals to be considered at next year’s meeting but not included in the Proxy Statement must meet the requirements set forth in the Company’s By-Laws, including providing all of the information specified in the By-Laws. The notice must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice must be received no earlier than January 20, 2011 nor later than February 19, 2011 (no earlier than 120 days or later than 90 days prior to the anniversary of this year’s annual meeting). However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice must be received not later than 90 days nor earlier than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other items or matters are properly presented before the meeting, proxy holders will vote on such matters in their discretion.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act, and further, members of the LDCC cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

A-1

APPENDIX B

THE HOME DEPOT, INC. 2005 OMNIBUS STOCK INCENTIVE PLAN

THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

1. Purpose. The purpose of The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain employees and directors for The Home Depot, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the committee of the Board described in Section 4.

2.7 “Company” means The Home Depot, Inc., a Delaware corporation, or any successor corporation.

2.8 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.9 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.11 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.15 “Nonemployee Director” means a member of the Board who is not an Employee.

2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.17 “Option” means any option to purchase Shares granted under Section 5.

2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.19 “Option Price” means the purchase price payable upon the exercise of an Option.

2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.25 “Predecessor Plan” means The Home Depot, Inc. 1997 Omnibus Stock Option Plan.

2.26 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.27 “Restricted Shares” mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.28 “Shares” means shares of the Common Stock of the Company, $.05 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.29 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.30 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.31 “Subsidiary” means a corporation or other entity in which the Corporation has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.32 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3. Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 255,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

3.2 Reduction Ratio. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option shall reduce the number of Shares available for issuance under the Plan by 2.11 Shares.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 50,000,000 Shares, subject to adjustment as provided in Section 11.

3.4 Maximum Calendar Year Award. No Participant may receive Awards representing more than 1,000,000 Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 5,000,000.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.

5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Payment of Option Price in Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

5.5 Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.6 Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.7 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.8 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

5.9 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.7 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

6.8 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.9 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

7.4 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.6 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.8 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10. Transferability.

10.1 Transfer Restrictions. Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

10.2 Limited Transfer Rights. The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. Amendments and Other Matters.

16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

16.4 Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11.

16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

16.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

17. Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.

18. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

19. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forth-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

20. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.

AMENDMENT NO. 1

(EFFECTIVE NOVEMBER 16, 2006)

THE HOME DEPOT, INC.

2005 OMNIBUS STOCK INCENTIVE PLAN

and

THE HOME DEPOT, INC.

1997 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, The Home Depot, Inc. (the “Company”) adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan, which was approved by the Company’s shareholders effective May 25, 2005 (the “2005 Plan”); and

WHEREAS, the Company’s 1997 Omnibus Stock Incentive Plan (the “1997 Plan”) terminated upon shareholder approval of the 2005 Plan and while no new awards will be issued, there are previously issued awards still outstanding under the 1997 Plan; and

WHEREAS, at its meeting on November 16, 2006, the Leadership Development and Compensation Committee of The Home Depot, Inc. Board of Directors adopted a resolution to amend the anti-dilution provisions of the 1997 Plan and the 2005 Plan and directed the Company’s Executive Vice President-Human Resources to execute this amendment to the plans on the Company’s behalf,

NOW, THEREFORE, BE IT:

RESOLVED, that Section 11 of the 1997 Plan and Section 11 of the 2005 Plan are amended, effective November 16, 2006, and shall apply to all awards issued under the plans regardless of when issued, to read as follows:

11. Adjustments. In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary cash dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R (“FAS 123R”), the Committee shall make or provide for equitable adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer). The Committee in its sole discretion and in good faith may determine the form of the adjustment required to prevent dilution or enlargement of the rights of Participants. In the event of any merger, consolidation or any other corporate transaction or event having a similar effect that is not an “equity restructuring” within the meantime of FAS 123R, the Committee in its sole discretion may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

In all other respects, the 1997 Plan and the 2005 Plan are hereby confirmed and ratified in their entirety.

THE HOME DEPOT, INC.

By:	/s/ Dennis M. Donovan
Dennis M. Donovan
Executive Vice President-Human Resources

Date Signed: 2/13/07

*** *** *** *** *** *** *** *** *** *** ***

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M21356-P92019	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE HOME DEPOT, INC.

The Board of Directors recommends a vote FOR all
director nominees and FOR Proposals 2 - 3.
1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends a vote AGAINST Proposals 4 - 10.		For	Against	Abstain

	1a.	F. Duane Ackerman	☐	☐	☐	4.	Shareholder Proposal Regarding Cumulative Voting	☐	☐	☐

	1b.	David H. Batchelder	☐	☐	☐	5	Shareholder Proposal Regarding Executive Officer Compensation	☐	☐	☐

	1c.	Francis S. Blake	☐	☐	☐	6.	Shareholder Proposal Regarding Special Shareholder Meetings	☐	☐	☐

	1d.	Ari Bousbib	☐	☐	☐	7.	Shareholder Proposal Regarding Shareholder Action by Written Consent	☐	☐	☐

	1e.	Gregory D. Brenneman	☐	☐	☐	8	Shareholder Proposal Regarding Independent Chairman of the Board	☐	☐	☐

	1f.	Albert P. Carey	☐	☐	☐	9.	Shareholder Proposal Regarding Employment Diversity Report	☐	☐	☐

	1g.	Armando Codina	☐	☐	☐	10.	Shareholder Proposal Regarding Reincorporation in North Dakota	☐	☐	☐

	1h.	Bonnie G. Hill	☐	☐	☐

	1i.	Karen L. Katen	☐	☐	☐

2.	Proposal to Ratify the Appointment of KPMG LLP		☐	☐	☐

3.	Proposal to Approve the Material Terms of Performance Goals for Qualified Performance-Based Awards under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan		☐	☐	☐		For address changes, please check this box and write them on the back where indicated.			☐
							Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2010 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/maps.html.

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m. Eastern Time on Thursday, May 20, 2010	You may vote if you were a shareholder of record as of the close of business on March 22, 2010.
PLACE:
Cobb Galleria Centre	ANNUAL MEETING MATERIALS:
Two Galleria Parkway Atlanta, Georgia	A copy of the Proxy Statement and our 2009 Annual Report are available at http://reports.homedepot.com

DATE OF MAILING:
The Proxy Statement is first being mailed to shareholders on or about April 7, 2010.

By Order of the Board of Directors

Jack A. VanWoerkom, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

M21357-P92019

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2010

The undersigned shareholder hereby appoints Francis S. Blake and Jack A. VanWoerkom, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2010 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 20, 2010, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the 2010 The Home Depot Shareholder Meeting to be Held on May 20, 2010

THE HOME DEPOT, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 22, 2010
	Date: May 20, 2010	Time: 9:00 a.m. EDT
Location: Cobb Galleria Centre
Two Galleria Parkway
Atlanta, GA
You are receiving this communication because you hold shares in The Home Depot, Inc.
THE HOME DEPOT, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	This Notice is not a ballot or a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2010 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items
The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2 - 3.			The Board of Directors recommends a vote AGAINST Proposals 4 - 10.

1.	Election of Directors		4.	Shareholder Proposal Regarding Cumulative Voting

	1a.	F. Duane Ackerman	5.	Shareholder Proposal Regarding Executive Officer Compensation

	1b.	David H. Batchelder	6.	Shareholder Proposal Regarding Special Shareholder Meetings

	1c.	Francis S. Blake	7.	Shareholder Proposal Regarding Shareholder Action by Written Consent

	1d.	Ari Bousbib	8.	Shareholder Proposal Regarding Independent Chairman of the Board

	1e.	Gregory D. Brenneman	9.	Shareholder Proposal Regarding Employment Diversity Report

	1f.	Albert P. Carey	10.	Shareholder Proposal Regarding Reincorporation in North Dakota

	1g.	Armando Codina

	1h.	Bonnie G. Hill

	1i.	Karen L. Katen

2.	Proposal to Ratify the Appointment of KPMG LLP

3.	Proposal to Approve the Material Terms of Performance Goals for Qualified Performance-Based Awards under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan